AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1998.
                             SUBJECT TO AMENDMENT.
                                                 REGISTRATION NOS. 333-
                                                                333-         -01
                                                                333-         -02
                                                                333-         -03
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

              GEORGIA POWER COMPANY                           GEORGIA                            58-0257110
         GEORGIA POWER CAPITAL TRUST IV                       DELAWARE                          APPLIED FOR
          GEORGIA POWER CAPITAL TRUST V                       DELAWARE                          APPLIED FOR
         GEORGIA POWER CAPITAL TRUST VI                       DELAWARE                          APPLIED FOR
  (Exact name of registrant as specified in its   (State or other jurisdiction of     (I.R.S. Employer Identification
                     charter)                      incorporation or organization)                   No.)

                        241 RALPH MCGILL BOULEVARD, N.E.
                          ATLANTA, GEORGIA 30308-3374
                                 (404) 526-6526
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                             ---------------------

                                JUDY M. ANDERSON
                     VICE PRESIDENT AND CORPORATE SECRETARY
                             GEORGIA POWER COMPANY
                        241 RALPH MCGILL BOULEVARD, N.E.
                          ATLANTA, GEORGIA 30308-3374
                                 (404) 526-6526
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                             ---------------------
  THE COMMISSION IS REQUESTED TO MAIL SIGNED COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:

                     W . L . WESTBROOK                                         JOHN D. MCLANAHAN, ESQ.
                  FINANCIAL VICE PRESIDENT                                       TROUTMAN SANDERS LLP
                    THE SOUTHERN COMPANY                                      600 PEACHTREE STREET, N.E.
                 270 PEACHTREE STREET, N.W.                                           SUITE 5200
                   ATLANTA, GEORGIA 30303                                    ATLANTA, GEORGIA 30308-2216

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                      TITLE OF                              AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
              EACH CLASS OF SECURITIES                      TO BE            OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
                  TO BE REGISTERED                      REGISTERED(1)       PER UNIT(1)(2)(3)     PRICE(1)(2)(3)        FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Capital Trust IV Preferred
Securities...........................................
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Capital Trust V Preferred Securities...
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Capital Trust VI Preferred
Securities...........................................
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Company Senior Notes...................
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Company Junior Subordinated Notes......
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Company Guarantees with respect to
Preferred Securities of Georgia Power Capital Trust
IV, Georgia Power Capital Trust V and Georgia Power
Capital Trust VI(4)(5)...............................
---------------------------------------------------------------------------------------------------------------------------------
Total................................................   $1,000,000,000(6)          100%            $1,000,000,000      $295,000(7)
=================================================================================================================================

(1) There are being registered hereunder such presently indeterminate number of Preferred Securities of Georgia Power Capital Trust IV, Georgia Power Capital Trust V and Georgia Power Capital Trust VI and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of Georgia Power Company with an aggregate initial offering price not to exceed $1,000,000,000. Junior Subordinated Notes also may be issued to Georgia Power Capital Trust IV, Georgia Power Capital Trust V or Georgia Power Capital Trust VI and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for the Georgia Power Company Guarantees. Pursuant to Rule 457(n) no separate fee is payable in respect of the Georgia Power Company Guarantees.
(5) Includes the obligations of Georgia Power Company under the respective Trust Agreements, the Subordinated Note Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include the Company's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Preferred Securities or other similar interests), all as described in this registration statement.
(6) Includes $290,000,000 of unsold securities previously registered under Registration Statement No. 33-60345.
(7) Pursuant to Rule 429 under the Securities Act of 1933, the registration fee consists of $209,450 paid herewith and $85,550 which has been previously paid. See Note (6).
                             ---------------------
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
   THE WITHIN PROSPECTUS CONTAINS THE INFORMATION REQUIRED BY RULE 429 OF THE COMMISSION UNDER THE SECURITIES ACT OF 1933 WITH RESPECT TO THE $290,000,000 OF SECURITIES REMAINING UNSOLD UNDER REGISTRATION STATEMENT NO. 33-60345.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement includes two prospectus supplements. The first relates to the proposed offering of Series A Senior Notes as described therein currently planned to commence as soon as practicable after the effective date of the Registration Statement. The second is a form that may be used in connection with issuances from time to time of Preferred Securities.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1998
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY   , 1998)

                                  $120,000,000

                             GEORGIA POWER COMPANY
                      A SUBSIDIARY OF THE SOUTHERN COMPANY

             SERIES A         % SENIOR NOTES DUE DECEMBER 31, 2047
                               ------------------
     Interest on the Series A      % Senior Notes due December 31, 2047 (the
"Series A Senior Notes") at the rate of      % per annum (the "Securities Rate")
will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing March 31, 1998. The Series A Senior Notes will be redeemable at 100% of the principal amount redeemed plus accrued interest to the redemption date at the option of Georgia Power Company (the "Company") in whole or in part on or after January
  , 2003. The Series A Senior Notes will be available for purchase in denominations of $25 and any integral multiple thereof.

     The Series A Senior Notes will be direct, unsecured and unsubordinated obligations of the Company ranking pari passu with all other unsecured and unsubordinated obligations of the Company. The Series A Senior Notes will be effectively subordinated to all secured debt of the Company, including its first mortgage bonds, aggregating approximately $2,865,000,000 outstanding at September 30, 1997. The Senior Note Indenture contains no restrictions on the amount of additional indebtedness that may be incurred by the Company.

     The Series A Senior Notes initially will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Senior Notes will be shown on, and transfers thereof will be effected only through, records maintained by Participants (as defined herein) in DTC. Except as described herein, Series A Senior Notes in certificated form will not be issued in exchange for the global certificates. See "Description of the Series A Senior Notes -- Book-Entry Only Issuance -- The Depository Trust Company."

     The Series A Senior Notes are expected to be approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the Series A Senior Notes on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series A Senior Notes. See "Underwriting" herein.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
            SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=======================================================================================================================
                                                     PRICE TO          UNDERWRITING DISCOUNTS        PROCEEDS TO
                                                    PUBLIC(1)          AND COMMISSIONS(2)(4)        COMPANY(3)(4)
-----------------------------------------------------------------------------------------------------------------------
Per Series A Senior Note                                %                        %                        %
-----------------------------------------------------------------------------------------------------------------------
Total                                                   $                        $                        $
=======================================================================================================================

   (1) Plus accrued interest, if any, from the date of original issuance.
   (2) See "Underwriting" for a description of the indemnification arrangements with the Underwriters.
   (3) Before deducting expenses of the offering payable by the Company
       estimated to be $        .
   (4) The Underwriting Discount will be       % of the principal amount of the
       Series A Senior Notes sold to certain institutions. Therefore, to the extent any such sales are made to such institutions, the actual total Underwriting Discount will be less than, and the actual total Proceeds to Company will be greater than, the amounts shown in the table above.

                               ------------------

     The Series A Senior Notes offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Senior Notes will be made only in book-entry form
through the facilities of DTC on or about January   , 1998 against payment
therefor in immediately available funds.

                               ------------------

The date of this Prospectus Supplement is January   , 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES A SENIOR NOTES OFFERED HEREBY, INCLUDING BY ENTERING STABILIZING BIDS, PURCHASING SERIES A SENIOR NOTES TO COVER SYNDICATE SHORT POSITIONS AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                              SUMMARY OF OFFERING

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms not otherwise defined shall have the meanings assigned in the Glossary.

The Company................  The Company is a corporation organized under the laws of the State of Georgia on June 26, 1930. The Company has its principal office at 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374, telephone (404) 526-6526. The Company is a wholly owned subsidiary of The Southern
                               Company.

                             The Company is a regulated public utility engaged
                               in the generation, transmission, distribution and sale of electric energy within an approximately 57,200 square mile service area comprising most of the State of Georgia.

Series A Senior Notes
  Offered..................  The Company is offering $120,000,000 aggregate principal amount of its Series A Senior Notes. Interest on the Series A Senior Notes will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1998.

Record Date................  The regular record date for each Interest Payment
                               Date will be the close of business on the 15th calendar day prior to such Interest Payment Date.

Ranking....................  The Series A Senior Notes will be direct, unsecured and unsubordinated obligations of the Company ranking pari passu with all other unsecured and unsubordinated obligations of the Company. The Series A Senior Notes will be effectively subordinated to all secured debt of the Company, including its first mortgage bonds, aggregating approximately $2,865,000,000 outstanding at September 30, 1997. The Senior Note Indenture contains no restrictions on the amount of additional indebtedness that may be incurred by the Company.

Redemption.................  The Series A Senior Notes will be redeemable by the
                               Company (in whole or in part), from time to time
                               on or after January   , 2003, at 100% of the
                               principal amount to be redeemed plus accrued interest to the redemption date. See "Description of the Series A Senior Notes -- Redemption" herein.

Proposed Listing...........  New York Stock Exchange.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997, and as adjusted to reflect the transactions described in note (1) below. The following data is qualified in its entirety by reference to and, therefore, should be read together with the detailed information and financial statements appearing in the documents incorporated herein by reference. See also "Selected Information" in the accompanying Prospectus.

                                                               AS OF SEPTEMBER 30, 1997
                                                              --------------------------
                                                              ACTUAL     AS ADJUSTED(1)
                                                              -------   ----------------
                                                                  (MILLIONS, EXCEPT
                                                                     PERCENTAGES)
Common Stock Equity.........................................   $4,263    $4,263     51.9%
Cumulative Preferred Stock..................................      293       157      1.9
Company Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiaries Substantially All of Whose
  Assets are Junior Subordinated Debentures or Notes(2).....      689       689      8.4
Senior Notes................................................       --       120      1.5
Other Long-Term Debt........................................    3,102     2,982     36.3
                                                               ------    ------    -----
     Total, excluding amounts due within one year of $179
      million...............................................   $8,347    $8,211    100.0%
                                                               ======    ======    =====

---------------

(1) Reflects (i) the retirement in December 1997 of the shares of certain issues of preferred stock in an amount aggregating approximately $66,000,000 in connection with a tender offer for certain series of the Company's preferred stock by The Southern Company; (ii) the retirement in December 1997 of 1,372,840 shares ($34,321,000 aggregate stated value) of Adjustable Rate Class A Preferred Stock (First 1993 Series) and 1,431,483 shares ($35,787,075 aggregate stated value) of Adjustable Rate Class A Preferred Stock (Second 1993 Series); (iii) the redemption in January 1998 of $100,000,000 principal amount of First Mortgage Bonds, 7% Series due October 1, 2000 and $20,460,000 principal amount of First Mortgage Bonds, 7.95% Series due February 1, 2023; and (iv) the issuance of the Series A Senior Notes.
(2) Substantially all of the assets of the respective Trusts are Junior Subordinated Debentures or Notes of the Company, and upon redemption of such debt, the related Preferred Securities will be mandatorily redeemable.

                                USE OF PROCEEDS

     The proceeds from the sale of the Series A Senior Notes will be used by the Company to repay a portion of its outstanding short-term indebtedness, which
aggregated approximately $     as of January   , 1998.

                    DESCRIPTION OF THE SERIES A SENIOR NOTES

     Set forth below is a description of the specific terms of the Series A Senior Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Notes set forth in the accompanying Prospectus under the caption "Description of the Senior Notes." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Senior Note Indenture (as defined therein).

GENERAL

     The Series A Senior Notes will be issued as a series of Senior Notes under the Senior Note Indenture. The Series A Senior Notes will be limited in aggregate principal amount to $120,000,000.

     The entire principal amount of the Series A Senior Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on December 31, 2047. The Series A Senior Notes are not subject to any sinking fund provision.

INTEREST

     Each Series A Senior Note shall bear interest at the Securities Rate from the date of original issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year to the person in whose name such Series A Senior Note is registered at the close of business on the fifteenth calendar day prior to such payment date. The initial Interest Payment Date is March 31, 1998. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

TRADING CHARACTERISTICS

     The Series A Senior Notes are expected to trade at a price that takes into account the value, if any, of accrued but unpaid interest; thus, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to the Series A Senior Notes that is not included in the trading price thereof. Any portion of the trading price of a Series A Senior Note received that is attributable to accrued interest will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Series A Senior Note.

     The trading price of the Series A Senior Notes is likely to be sensitive to the level of interest rates generally. If interest rates rise in general, the trading price of the Series A Senior Notes may decline to reflect the additional yield requirements of the purchasers. Conversely, a decline in interest rates may increase the trading price of the Series A Senior Notes, although any increase will be moderated by the Company's ability to call the Series A Senior
Notes at any time on or after January       , 2003 at a Redemption Price equal
to 100% of the principal amount to be redeemed plus accrued but unpaid interest.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Series A Senior Notes, in whole or in part, without premium, from time to time, on or after
January       , 2003, upon not less than 30 nor more than 60 days' notice, at a
Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the Redemption Date.

REDEMPTION PROCEDURES

     If the Senior Note Indenture Trustee gives a notice of redemption in respect of Series A Senior Notes (which notice will be irrevocable), then, by 2:00 P.M., New York City time, on the redemption date, the Senior Note Indenture Trustee will irrevocably deposit with the securities depositary, so long as the Series A Senior Notes are in book-entry only form, sufficient funds to pay the Redemption Price. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below. If the Series A Senior Notes are no longer in book-entry only form, the Senior Note Indenture Trustee shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders thereof upon surrender of their Series A Senior Notes certificates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, interest will cease to accrue and all rights of holders of such Series A Senior Notes so called for redemption will cease, except the right of the holders of such Series A Senior Notes to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Senior Notes is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Senior Notes is improperly withheld or refused and not paid by the Company, interest on such Series A Senior Notes will continue to accrue at the Securities Rate, from such redemption date originally established by the Company for such Series A Senior Notes to the date such Redemption Price is actually paid. See "Description of the Senior Notes -- Events of Default" in the accompanying Prospectus.

     Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Series A Senior Notes by tender, in the open market or by private agreement.

LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

     The Senior Note Indenture provides that, so long as any of the Series A Senior Notes remain outstanding, the Company shall not enter into any arrangement with any person providing for the leasing by the Company of any assets which have been or are to be sold or transferred by the Company to such person (a "Sale and Lease-Back Transaction") unless: (i) such transaction involves a lease for a temporary period not to exceed three years; (ii) such transaction is between the Company and an affiliate of the Company; (iii) such transaction is entered into within 60 days after the initial acquisition by the Company of the assets or property subject to such transaction; (iv) after giving effect thereto, the aggregate amount of all attributable debt with respect to all such Sale and Lease-Back Transactions does not exceed 10% of consolidated net tangible assets of the Company and its subsidiaries on a consolidated basis; or (v) within the 12 months preceding the sale or transfer or the 12 months following the sale or transfer, the Company applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the assets so leased at the time of entering into such arrangement (as determined by the Board of Directors of the Company), (a) to the retirement of indebtedness for money borrowed, incurred or assumed by the Company which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such debt or (b) to investment in any assets of the Company.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as the initial securities depositary for the Series A Senior Notes. The Series A Senior Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global Series A Senior Notes certificates will be issued, representing in the aggregate the total principal amount of Series A Senior Notes, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Series A Senior Notes within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Senior Notes on DTC's records. The ownership interest of each actual purchaser of Series A Senior Notes ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Senior Notes. Transfers of ownership interests in the Series A Senior Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Senior Notes, except in the event that use of the book-entry system for the Series A Senior Notes is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Senior Notes. DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Senior Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the Series A Senior Notes are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in the Series A Senior Notes in accordance with its procedures.

     Although voting with respect to the Series A Senior Notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Senior Notes. Under its usual procedures, DTC would mail an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Senior Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments on the Series A Senior Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of such Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner of a global Series A Senior Note will not be entitled to receive physical delivery of Series A Senior Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Series A Senior Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Series A Senior Note.

     DTC may discontinue providing its services as securities depositary with respect to the Series A Senior Notes at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depositary is not obtained, Series A Senior Notes certificates will be printed and delivered to the holders of record. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Series A Senior Notes. In that event, certificates for the Series A Senior Notes will be printed and delivered to the holders of record.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof. The Company has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below (for whom is acting as Representative) and each of the
Underwriters has severally agreed to purchase from the Company the respective principal amount of Series A Senior Notes set forth opposite its name below:

                                                              PRINCIPAL AMOUNT OF
                                                                   SERIES A
                            NAME                                 SENIOR NOTES
                            ----                              -------------------

                                                                 ------------
          Total.............................................     $120,000,000
                                                                 ============

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Series A Senior Notes offered hereby if any of the Series A Senior Notes are purchased.

     The Underwriters propose to offer the Series A Senior Notes in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession not in excess of $     per Series A
Senior Note. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of $     per Series A Senior Note to certain brokers
and dealers. After the Series A Senior Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representative.

     The Company has agreed, during the period of 15 days from the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Series A Senior Notes, any security convertible into or exchangeable into or exercisable for Series A Senior Notes or any debt securities substantially similar to the Series A Senior Notes (except for the Series A Senior Notes issued pursuant to the Underwriting Agreement), without the prior written consent of the Representative.

     Prior to this offering, there has been no public market for the Series A Senior Notes. The Series A Senior Notes are expected to be approved for listing on the NYSE, subject to official notice of issuance. Trading of the Series A Senior Notes on the NYSE is expected to commence within a 30-day period after the initial delivery of the Series A Senior Notes. The Representative has advised the Company that it intends to make a market in the Series A Senior Notes prior to the commencement of trading on the NYSE. The Representative will have no obligation to make a market in the Series A Senior Notes, however, and may cease market making activities, if commenced, at any time.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act.

     In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Series A Senior Notes at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, purchasing Series A Senior Notes to cover syndicate short positions and imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. Covering a syndicate short position means placing a bid or effecting a purchase of a security on behalf of the underwriting syndicate to reduce a short position created in connection with the offering. Imposing a penalty bid means purchasing a security in the open market to reduce the underwriting syndicate's short position or to stabilize the price of the security and in connection therewith reclaiming the amount of the selling concession from the underwriters and selling group members who sold such securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Senior Notes. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its affiliates in the ordinary course of business.

                                    GLOSSARY

1933 Act...................  The Securities Act of 1933, as amended.

1934 Act...................  The Securities Exchange Act of 1934, as amended.

Company....................  Georgia Power Company.

DTC........................  The Depository Trust Company, a "clearing corporation" that initially will hold (through its agents) a global certificate evidencing the Series A Senior Notes.

Interest Payment Dates.....  March 31, June 30, September 30 and December 31 of
                             each year.

NYSE.......................  New York Stock Exchange.

Record Date................  The close of business on the 15th calendar day prior to an Interest Payment Date.

Redemption Price...........  100% of the principal amount of the Series A Senior
                             Notes being redeemed, plus accrued and unpaid interest thereon to the date of payment.

Securities Rate............  The per annum interest rate on the Series A Senior
                             Notes, and set forth on the cover page of this Prospectus Supplement.

Senior Note Indenture......  The indenture pursuant to which the Company's
                             Series A Senior Notes will be issued.

Senior Note Indenture
Trustee....................  The trustee under the Senior Note Indenture;
                             initially, The Chase Manhattan Bank.

Series A Senior Notes......  The Series A   % Senior Notes due December 31, 2047
                             of the Company.

             ======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
           PROSPECTUS SUPPLEMENT
Summary of Offering..................    S-2
Capitalization.......................    S-3
Use of Proceeds......................    S-3
Description of the Series A Senior
  Notes..............................    S-4
Underwriting.........................    S-8
Glossary.............................   S-10
                 PROSPECTUS
Available Information................      2
Incorporation of Certain Documents by
  Reference..........................      2
Selected Information.................      3
Georgia Power Company................      4
The Trusts...........................      5
Accounting Treatment.................      5
Use of Proceeds......................      5
Recent Results of Operations.........      5
Description of the Senior Notes......      6
Description of the Junior
  Subordinated Notes.................      9
Description of the Preferred
  Securities.........................     15
Description of the Guarantees........     15
Relationship Among the Preferred
  Securities, the Junior Subordinated
  Notes and the Guarantees...........     17
Plan of Distribution.................     19
Legal Matters........................     19
Experts..............................     20

             ======================================================
             ======================================================

                                  $120,000,000

                                 GEORGIA POWER
                                    COMPANY
                      A SUBSIDIARY OF THE SOUTHERN COMPANY

                           SERIES A    % SENIOR NOTES
                             DUE DECEMBER 31, 2047
                                  ------------

                             PROSPECTUS SUPPLEMENT

                                JANUARY   , 1998

                                  ------------

             ======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1998

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY   , 1998

                    [                ] PREFERRED SECURITIES

                      GEORGIA POWER CAPITAL TRUST [     ]
                             % TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS SET FORTH HEREIN, BY

                             GEORGIA POWER COMPANY
                      A SUBSIDIARY OF THE SOUTHERN COMPANY
                          ---------------------------
     The      % Trust Preferred Securities (the "Preferred Securities") offered hereby evidence preferred undivided beneficial interests, representing 97% undivided beneficial interests in the assets of Georgia Power Capital Trust
[ ], a statutory business trust created under the laws of the State of Delaware (the "Trust"). Georgia Power Company, a Georgia corporation (the "Company"), will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing the remaining 3% undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an equivalent amount of the Company's Series
       % junior subordinated deferrable interest notes due             ,
(the "Series   Junior Subordinated Notes").
     The Series   Junior Subordinated Notes will be unsecured obligations of the
Company and will be subordinate and junior in right of payment to Senior Indebtedness of the Company, as described herein. See "Description of the Junior Subordinated Notes -- Subordination" in the accompanying Prospectus. Holders of the Preferred Securities are entitled to receive cumulative cash distributions
at the rate of      % per annum (the "Securities Rate"), accruing from the date of original issuance and payable, unless deferred, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution Date").
                          ---------------------------    (continued on page S-2)

     See "Risk Factors" beginning on page S-7 for certain information relevant to an investment in the Preferred Securities, including the period and circumstances during and under which payments of distributions on the Preferred Securities may be deferred and the related United States federal income tax consequences of such deferral.
                          ---------------------------
     Application has been made to list the Preferred Securities on the New York Stock Exchange, Inc. (the "NYSE"). If approved, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."
                          ---------------------------
THESE  SECURITIES HAVE NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE  SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
 SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
  SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

=======================================================================================================================
                                                     Price to               Underwriting             Proceeds to
                                                    Public(1)              Discount(2)(3)           Trust(2)(3)(4)
-----------------------------------------------------------------------------------------------------------------------
Per Preferred Security......................            $                        $                        $
-----------------------------------------------------------------------------------------------------------------------
Total.......................................            $                        $                        $
=======================================================================================================================

(1)  Plus accrued distributions, if any, from the Issue Date.
(2) The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3)  Because the proceeds of the sale of the Preferred Securities will be
     invested in Series   Junior Subordinated Notes, the Company has agreed to
     pay to the Underwriters, as compensation (the "Underwriters' Compensation")
     for arranging the investment therein of such proceeds, $     per Preferred
     Security, except for Preferred Securities sold to certain institutions, for
     which the Underwriters' Compensation will be $     per Preferred Security.
     Therefore, to the extent that Preferred Securities are sold to such institutions, the actual amount of Underwriters' Compensation will be less than and the Proceeds to Trust will be greater than the aggregate amounts specified above. See "Underwriting."
(4)  Expenses of the offering to be paid by the Company are estimated to be
     approximately $          .
                          ---------------------------
     The Preferred Securities are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made in book-entry only form through the
facilities of The Depository Trust Company on or about             ,      (the
"Issue Date").
            , 199

(CONTINUED FROM PAGE S-1)

    The Securities Rate and the Distribution Dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the
Series   Junior Subordinated Notes, which will constitute substantially all the assets of the Trust. As a result, if principal or interest is not paid on the
Series   Junior Subordinated Notes, no amounts will be paid on the Preferred
Securities. THE COMPANY HAS THE RIGHT TO DEFER PAYMENTS OF INTEREST ON THE
SERIES   JUNIOR SUBORDINATED NOTES BY EXTENDING THE INTEREST PAYMENT PERIOD ON
THE SERIES   JUNIOR SUBORDINATED NOTES, AT ANY TIME AND FROM TIME TO TIME, FOR
UP TO 20 CONSECUTIVE QUARTERS (EACH, AN "EXTENSION PERIOD"). If interest payments are so deferred, distributions on the Preferred Securities also will be deferred and the Company will not be permitted to declare or pay any dividend or distribution on any of its capital stock or make any guarantee payments with respect to the foregoing, or make any payment on any debt securities issued by the Company which rank pari passu (equal in priority) with or junior to the
Series   Junior Subordinated Notes. During any Extension Period, holders of
Preferred Securities will be required to include income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes in advance of the receipt of the cash payments attributable to such
deferred interest. See "Description of the Series   Junior Subordinated
Notes -- Option to Extend Interest Payment Period," "Risk Factors -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax
Considerations -- Original Issue Discount" and "-- Market Discount." Deferred
installments of interest on the Series   Junior Subordinated Notes will bear
interest, compounded quarterly, at a rate per annum equal to the Securities Rate. The payment of such deferred interest, together with interest thereon, will be distributed to the holders of the Preferred Securities as received at the end of any Extension Period.

    The Trust Securities are subject to mandatory redemption upon repayment of
the Series   Junior Subordinated Notes at maturity or their earlier redemption.
The Series   Junior Subordinated Notes are redeemable at the option of the
Company (in whole or in part), from time to time, on or after               ,
    , or at any time in whole upon the occurrence of a Tax Event or Investment Company Act Event (either, a "Special Event"). The Company will have the right
at any time to terminate the Trust and cause the Series   Junior Subordinated
Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "Description of the Preferred
Securities -- Special Event Redemption; Distribution of Series   Junior
Subordinated Notes." The Series   Junior Subordinated Notes are subordinated and
junior in right of payment to all Senior Indebtedness (as defined herein) of the Company. See "Description of the Junior Subordinated Notes -- Subordination" in
the accompanying Prospectus. As of            , 199 , Senior Indebtedness of the
Company aggregated approximately $         . If the Series   Junior Subordinated
Notes are distributed to the holders of the Preferred Securities, the Company
will use its best efforts to have the Series   Junior Subordinated Notes listed
on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event
Redemption; Distribution of Series   Junior Subordinated Notes" and "Description
of the Series   Junior Subordinated Notes."

    The payment of distributions on the Preferred Securities is guaranteed by the Company under the Guarantee Agreement, but only to the extent that the Trust has funds legally and immediately available therefor (the "Guarantee"). If the
Company fails to make required payments on the Series   Junior Subordinated
Notes, the Trust will not have sufficient funds to pay such distributions, and the Guarantee does not cover the payment of distributions when the Trust does not have sufficient funds legally available therefor. In such event, the remedy
of a holder of Preferred Securities is to enforce the Series   Junior
Subordinated Notes. See "Description of the Series   Junior Subordinated Notes"
herein and "Description of the Junior Subordinated Notes" in the accompanying Prospectus. The Company's obligations under the Guarantee are subordinate and junior in right of payment to all of its other liabilities and will rank pari passu with the most senior preferred stock of the Company. See "Description of the Guarantees" in the accompanying Prospectus. The Company has, through the
Guarantee, the Subordinated Note Indenture, the Series   Junior Subordinated
Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities, fully and unconditionally guaranteed, subject to certain subordination provisions, all the Trust's obligations with respect to the Preferred Securities.

    In the event of the redemption of the Series   Junior Subordinated Notes or
the voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment (the "Redemption Price"), unless in connection with such dissolution, winding-up or
termination, the Series   Junior Subordinated Notes are distributed to the
holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."

    The Preferred Securities initially will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants (as defined herein) in DTC. Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Preferred
Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

                             ---------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              SUMMARY OF OFFERING

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms not otherwise defined shall have the meanings assigned in the Glossary.

The Company................  The Company is a corporation organized under the laws of the State of Georgia on June 26, 1930. The Company has its principal office at 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374, telephone (404) 526-6526. The Company is a wholly owned subsidiary of The Southern
                               Company ("Southern Company").

                             The Company is a regulated public utility engaged
                               in the generation, transmission, distribution and sale of electric energy within an approximately 57,200 square mile service area comprising most of the State of Georgia.

The Trust..................  Georgia Power Capital Trust   is a statutory
                               business trust created under Delaware law solely for the purpose of holding the Company's Series
                                 Junior Subordinated Notes and issuing Preferred
                               Securities and Common Securities evidencing the entire beneficial interest therein (and engaging in activities necessary, appropriate, convenient or incidental thereto).

The Trustees...............  The Chase Manhattan Bank will act as property trustee (the "Property Trustee") of the Trust. Two employees of the Company also will act as trustees (the "Administrative Trustees") of the Trust. Chase Manhattan Bank Delaware will be an additional trustee (the "Delaware Trustee") of the Trust. The Chase Manhattan Bank also will act as trustee (the "Indenture Trustee") under the Subordinated Note Indenture pursuant to which the
                               Series   Junior Subordinated Notes will be issued
                               and will act as trustee under the Guarantee (the "Guarantee Trustee").

                             The Property Trustee, Delaware Trustee and
                               Administrative Trustees are sometimes referred to as the "Securities Trustees."

Preferred Securities
  Offered..................  The Trust will offer           Preferred Securities
                               evidencing preferred undivided beneficial
                               interests in the assets of the Trust. Holders of the Preferred Securities are entitled to receive cumulative cash distributions at the Securities Rate, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
                               year, commencing on               ,      (each, a
                               "Distribution Date"). The Securities Rate and the Distribution Dates for the Preferred Securities will correspond to the interest rate and payment
                               dates on the Series   Junior Subordinated Notes,
                               which will constitute substantially all the
                               assets of the Trust. As a result, if principal or
                               interest is not paid on the Series   Junior
                               Subordinated Notes, no amounts will be paid on the Preferred Securities. See "Description of the Preferred Securities" herein.

Record Date................  The record date for each Distribution Date will be the close of business on the 15th calendar day prior to such Distribution Date.

Series   Junior
  Subordinated Notes.......  The Trust will invest the proceeds from the issuance of the Preferred Securities and Common Securities in an equivalent amount of Series
                                    % junior subordinated deferrable interest
                               notes due             . The Series   Junior
                               Subordinated Notes will be subordinate and junior in right of payment to all indebtedness for borrowed money and other obligations of the Company included in the definition of Senior Indebtedness. See "Description of the Junior Subordinated
                               Notes -- Subordination" in the accompanying
                               Prospectus.

Guarantee..................  The payment of distributions on the Preferred
                               Securities is guaranteed by the Company under the Guarantee, but only to the extent the Trust has funds legally and immediately available to make such distributions. If the Company does not make principal or interest payments on the Series Junior Subordinated Notes, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds legally available therefor. The obligations of the Company under the Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company and will rank pari passu with the most senior preferred stock issued by the Company. See "Risk Factors -- Ranking of and Rights Under the Guarantee" herein and "Description of the Guarantees" in the accompanying Prospectus. The Company has, through the Guarantee, the Subordinated Note Indenture,
                               the Series   Junior Subordinated Notes, the Trust
                               Agreement and the Agreement as to Expenses and Liabilities, fully and unconditionally guaranteed, subject to certain subordination provisions, all the Trust's obligations with respect to the Preferred Securities.

Interest Deferral..........  The Company has the right to defer payments of
                               interest on the Series   Junior Subordinated
                               Notes by extending the interest payment period on
                               the Series   Junior Subordinated Notes, at any
                               time and from time to time, for up to 20
                               consecutive quarters (each, an "Extension
                               Period"). The only restrictions on the Company's ability to defer payments of interest are that during the Extension Period the Company may not
                               (i) pay dividends on or redeem any of its capital stock or (ii) pay principal or interest on any debt securities ranking pari passu with or
                               subordinate to the Series   Junior Subordinated
                               Notes. There could be multiple Extension Periods of varying lengths throughout the term of the
                               Series   Junior Subordinated Notes.

                             If interest payments on the Series   Junior
                               Subordinated Notes are deferred, distributions on the Preferred Securities will also be deferred. During an Extension Period, holders of Preferred Securities will be required to include income in the form of OID in their gross income for federal income tax purposes in advance of the receipt of the cash payments attributable to such deferred
                               interest. See "Description of the Series   Junior
                               Subordinated Notes -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Considerations -- Original Issue Discount" and "-- Market Discount." Deferred interest will bear interest, compounded quarterly, at a rate per annum equal to the Securities Rate from the date of deferral to the date of payment.

Redemption; Distribution...  The Preferred Securities are subject to mandatory
                               redemption upon repayment of the Series   Junior
                               Subordinated Notes at maturity or their earlier
                               redemption. The Series   Junior Subordinated
                               Notes are redeemable by the Company (in whole or
                               in part), from time to time on or after        ,
                               or at any time in whole upon the occurrence of a Special Event. If a partial redemption of the
                               Series   Junior Subordinated Notes would result
                               in the delisting of the Preferred Securities, the
                               Company may only redeem the Series   Junior
                               Subordinated Notes in whole. Any partial
                               redemption of the Series   Junior Subordinated
                               Notes will be effected by the redemption of an equivalent amount of Trust Securities, to be allocated approximately 97% to the Preferred Securities and 3% to the Common Securities. See "Description of the Preferred
                               Securities -- Redemption" and "-- Special Event
                               Redemption; Distribution of Series   Junior
                               Subordinated Notes."

                             The Company will have the right at any time to
                               terminate the Trust and cause the Series   Junior
                               Subordinated Notes to be distributed to the
                               holders of the Preferred Securities in
                               liquidation of the Trust. This right is optional and wholly within the discretion of the Company. Circumstances under which the Company may determine to exercise such right could include the occurrence of an Investment Company Act Event or a Tax Event, adverse tax consequences to the Company or the Trust that are not within the definition of a Tax Event because they do not result from an amendment or change described in such definition, and changes in the accounting requirements applicable to the Preferred Securities as described under "Accounting Treatment." See "Description of the Preferred Securities -- Special Event Redemption;
                               Distribution of Series   Junior Subordinated
                               Notes."

Special Event..............  A Special Event means a Tax Event or an Investment
                               Company Act Event. A "Tax Event" means that the Administrative Trustees and the Company shall have received an opinion from independent tax counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or
                               received on the Series   Junior Subordinated
                               Notes, (ii) interest payable to the Trust on the
                               Series   Junior Subordinated Notes would not be
                               deductible by the Company for United States federal income tax purposes, or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Issue Date. An "Investment Company Act Event" means that the Administrative Trustees and the Company shall have received an opinion of independent counsel (which may be counsel to the Company) to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after the Issue Date, there is more than an insubstantial risk that the Trust is or will be considered an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

Redemption Price...........  In the event of the redemption of the Trust
                               Securities or other termination of the Trust
                               without distribution of the Series   Junior
                               Subordinated Notes, each Preferred Security shall be entitled to receive a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment.

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should consider particularly the following matters:

RANKING OF AND RIGHTS UNDER THE SERIES   JUNIOR SUBORDINATED NOTES

     No amounts will be available to make payments on the Preferred Securities
except from payments made on the Series   Junior Subordinated Notes. The
obligations of the Company under the Series   Junior Subordinated Notes are
subordinate and junior in right of payment to all present and future Senior
Indebtedness of the Company. At                , 199 , Senior Indebtedness of
the Company aggregated approximately $               . There are no terms in the
Preferred Securities, the Series   Junior Subordinated Notes or the Guarantee
that limit the Company's ability to incur additional indebtedness, including
indebtedness that ranks senior to the Series   Junior Subordinated Notes. See
"Description of the Guarantees" and "Description of the Junior Subordinated Notes -- Subordination" in the accompanying Prospectus.

RANKING OF AND RIGHTS UNDER THE GUARANTEE

     The Company's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company and will be pari passu with the most senior preferred stock issued by the Company. If the Company were to
default in its obligation to pay amounts payable on the Series   Junior
Subordinated Notes, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right under the Subordinated Note Indenture, and at any time, and from time to time, to defer payments of interest on the Series
Junior Subordinated Notes for a period of up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the stated maturity of the Series
Junior Subordinated Notes. Prior to the termination of any Extension Period, the Company may further defer payments of interest, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. There could be multiple Extension
Periods of varying lengths throughout the term of the Series   Junior
Subordinated Notes. Deferred installments of interest on the Series   Junior
Subordinated Notes will bear interest, compounded quarterly, at a rate per annum equal to the Securities Rate. The payment of such deferred interest, together with interest thereon, will be passed through to the holders of the Preferred Securities as received at the end of any Extension Period.

     The only restrictions on the Company's ability to defer payments of interest are that during any Extension Period the Company may not (i) pay dividends on or redeem any of its capital stock or (ii) pay principal or interest on any debt securities ranking pari passu with or subordinate to the
Series   Junior Subordinated Notes. See "Description of the Preferred
Securities -- Distributions" and "Description of the Series   Junior
Subordinated Notes -- Option to Extend Interest Payment Period."

     Should the Company exercise its rights to defer payments of interest, each holder of Preferred Securities will be required to include income in the form of OID in their gross income for United States federal income tax purposes in respect of the deferred interest allocable to its Preferred Securities. As a result, holders of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holders dispose of their Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "Certain Federal Income Tax Considerations -- Original Issue Discount" and "-- Sale of

Preferred Securities." INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PREFERRED SECURITIES.

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series Junior Subordinated Notes. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided
beneficial interest in the Series   Junior Subordinated Notes) may be more
volatile than other similar securities that do not have such rights.

SPECIAL EVENT REDEMPTION; DISTRIBUTION OF SERIES   JUNIOR SUBORDINATED NOTES

     If a Special Event shall occur and be continuing, the Company will have the
option to redeem the Series   Junior Subordinated Notes in cash (with the result
that the Preferred Securities shall be redeemed). In addition, the Company will
have the right at any time to terminate the Trust and cause the Series   Junior
Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "Description of the Preferred
Securities -- Special Event Redemption; Distribution of Series   Junior
Subordinated Notes."

     There can be no assurance as to the market price for the Series   Junior
Subordinated Notes that may be distributed in exchange for Preferred Securities if a termination or liquidation of the Trust were to occur. Accordingly, the
Series   Junior Subordinated Notes that the investor may receive on termination and liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. See
"Description of the Series   Junior Subordinated Notes."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and, except for the rights of holders of Preferred Securities to appoint a Substitute Property Trustee upon the occurrence of certain events described herein, will not be entitled to vote to appoint, remove or replace the Securities Trustees, which voting rights are vested exclusively in the holder of the Common Securities.

TRADING CHARACTERISTICS OF PREFERRED SECURITIES

     The Preferred Securities are expected to be listed on the NYSE, subject to official notice of issuance. Accordingly, the Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued but unpaid distributions; thus, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to the Preferred Securities that is not included in the trading price thereof. Nonetheless, if an Extension Period
occurs, interest on the Series   Junior Subordinated Notes will be included in
the gross income of U.S. holders of Preferred Securities as it accrues rather than when it is paid. Should an Extension Period occur, a holder who disposes of his Preferred Securities between record dates for payments of distributions thereon would be required to include accrued but unpaid interest on the Series
  Junior Subordinated Notes through the date of disposition in income as OID, and to add such amount to his adjusted tax basis in his pro rata share of the
related Series   Junior Subordinated Notes deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations -- Original Issue Discount" and "-- Sale of Preferred Securities."

     The trading price of the Preferred Securities is likely to be sensitive to the level of interest rates generally. If interest rates rise in general, the trading price of the Preferred Securities may decline to reflect the additional yield requirements of the purchasers. Conversely, a decline in interest rates may increase the trading price of the Preferred Securities, although any increase will be moderated by the Company's ability to
call the Series   Junior Subordinated Notes at any time on or after           at
a redemption price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest. In addition, because holders of Preferred
Securities will be paid only from payments on the Series   Junior Subordinated
Notes and may receive Series   Junior Subordinated Notes upon the termination of
the Trust, prospective purchasers of Preferred Securities are making an
investment decision with regard to the Series   Junior Subordinated Notes and
should carefully review all the information regarding the Series   Junior
Subordinated Notes contained herein. See "Description of the Preferred
Securities -- Special Event Redemption; Distribution of Series   Junior
Subordinated Notes" and "Description of the Series   Junior Subordinated Notes."

                      GEORGIA POWER CAPITAL TRUST [     ]

     The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on
         , 199 . The Trust's business is defined in a trust agreement, executed by the Company, as Depositor, and the Delaware Trustee thereunder. This trust agreement will be amended and restated in its entirety on the Issue Date substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part (the "Trust Agreement"). The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii)
investing the gross proceeds of the Trust Securities in the Series   Junior
Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of
approximately      years, but may terminate earlier as provided in the Trust
Agreement.

     Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. The Company will acquire all of the Common Securities, which will have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Subordinated
Note Indenture Event of Default, the rights of the holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.

     The Trust's business and affairs will be conducted by the Securities Trustees, which shall be appointed by the Company as the holder of the Common Securities. Two employees of the Company initially will serve as Administrative Trustees. The Chase Manhattan Bank will serve as Property Trustee and will hold
legal title to the Series   Junior Subordinated Notes issued by the Company on
behalf of the Trust and the holders of the Trust Securities. Chase Manhattan Bank Delaware will serve as Delaware Trustee. In certain circumstances, the holders of a majority in liquidation amount of the Preferred Securities will be entitled to appoint a Substitute Property Trustee. See "Description of the Preferred Securities -- Voting Rights."

     The Property Trustee will hold legal title to the Series   Junior
Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges
under the Subordinated Note Indenture as the holder of the Series   Junior
Subordinated Notes. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities. Subject to the right of the holders of the Preferred Securities to appoint a Substitute Property Trustee in certain instances, the Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace all the Securities Trustees.

     The Series   Junior Subordinated Notes will constitute substantially all of the assets of the Trust. Other assets that may constitute "Trust Property" (as that term is defined in the Trust Agreement) include any cash on deposit in, or owing to, the payment account as established under the Trust Agreement, as well as any other property or assets held by the Property Trustee pursuant to the Trust Agreement. In addition, the Trust may, from time to time, receive cash pursuant to the Agreement as to Expenses and Liabilities.

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement, the Delaware Business Trust Act, and the 1939 Act. See "Description of the Preferred Securities."

     The Trust's registered office in the State of Delaware is c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of the Trust shall be c/o the Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374, telephone (404) 526-6526,
Attn: Corporate Secretary.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of
                  , and as adjusted to reflect the transactions described in note (2) below. The following data is qualified in its entirety by reference to and, therefore, should be read together with the detailed information and financial statements appearing in the documents incorporated herein by reference. See also "Selected Information" in the accompanying Prospectus.

                                                                       AS OF
                                                              -----------------------
                                                              ACTUAL   AS ADJUSTED(2)
                                                              ------   --------------
                                                                 (MILLIONS, EXCEPT
                                                                   PERCENTAGES)
Common Stock Equity.........................................  $        $             %
Cumulative Preferred Stock..................................
Company Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiaries Substantially All of Whose
  Assets are Junior Subordinated Debentures or Notes(1).....
Senior Notes................................................
Junior Subordinated Notes...................................
Other Long-Term Debt........................................
                                                              ------   ------   -----
     Total, excluding amounts due within one year of $
      million...............................................  $        $        100.0%
                                                              ======   ======   =====

---------------

(1) As described herein and in the accompanying Prospectus, substantially all of the assets of the respective Trusts will be Junior Subordinated Notes of the Company, and upon redemption of such debt, the related Preferred Securities will be mandatorily redeemable.
(2) Reflects          .

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company, and appropriate disclosures concerning the Preferred Securities, the Guarantee and the Series Junior Subordinated Notes will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Preferred Securities as an expense.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the 1939 Act. The Property Trustee will act as the indenture trustee with respect to the Trust, as well as the Guarantee, for purposes of compliance with the provisions of the 1939 Act. The terms of the Preferred Securities will include those stated in the Trust Agreement, the Delaware Business Trust Act, and those made part of the Trust Agreement by the 1939 Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part, as well as the 1939 Act.

GENERAL

     The Trust Agreement authorizes the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence of a Subordinated Note Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Trust Agreement does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Trust Agreement, the Property Trustee will own and hold the Series Junior Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Guarantees" in the accompanying Prospectus. The Guarantee does not cover payment of distributions on the Preferred Securities when the Trust does not have legally and immediately available funds sufficient to make such distributions. In such event, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce its rights under the Series Junior Subordinated Notes. In addition, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Series Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Series Junior Subordinated Notes. The above mechanisms and obligations, together with the Company's obligations under the Agreement as to Expenses and Liabilities, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "-- Voting Rights" below.

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at the Securities Rate and will accrue from the Issue Date and, except in the event of an Extension Period, will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

     Distributions payable on any Distribution Date will be payable to the holders of record on the Record Date for such Distribution Date, which is the close of business on the fifteenth calendar day preceding such Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company has the right under the Subordinated Note Indenture to defer
payments of interest on the Series    Junior Subordinated Notes by extending the
interest payment period from time to time on the

Series   Junior Subordinated Notes (each, an "Extension Period") which, if exercised, would defer quarterly distributions on the Preferred Securities during any such extended interest payment period. Deferred installments of
interest on the Series   Junior Subordinated Notes will bear interest,
compounded quarterly, at a rate per annum equal to the Securities Rate. If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid, if funds are legally available therefor, to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the Record Date next following the termination of such Extension
Period. See "Description of the Series    Junior Subordinated Notes -- Interest"
and "-- Option to Extend Interest Payment Period."

     Distributions on the Preferred Securities must be paid on the Distribution Dates to the extent that the Trust has funds legally and immediately available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to
payments received under the Series    Junior Subordinated Notes. See
"Description of the Series    Junior Subordinated Notes."

REDEMPTION

     The Preferred Securities are subject to mandatory redemption upon repayment
of the Series    Junior Subordinated Notes at maturity or their earlier
redemption. The Series    Junior Subordinated Notes will mature on             ,
and may be redeemed, in whole or in part, at the option of the Company, at any
time on or after             ,      or at any time in whole upon the occurrence
of a Special Event. Upon the repayment of the Series    Junior Subordinated
Notes, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem a like amount of Trust Securities upon not less than 30 nor more than 60 days' notice, at the
Redemption Price (as defined below). See "Description of the Series    Junior
Subordinated Notes -- Optional Redemption." If a partial redemption of the
Series   Junior Subordinated Notes would result in the delisting of the
Preferred Securities, the Company may only redeem the Series    Junior
Subordinated Notes in whole. In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Preferred Securities to be redeemed will be selected as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. If the Preferred Securities are no longer in book-entry only form, the Preferred Securities to be redeemed will be selected by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiples thereof) of the aggregate liquidation amount of Preferred Securities of a denomination larger than $25; provided, however, that before undertaking the redemption of the Preferred Securities on other than a pro rata basis, the Property Trustee shall have received an opinion of counsel that the status of the Trust as a grantor trust for federal income tax purposes would not be adversely affected.

     The Redemption Price for each Preferred Security shall equal the stated liquidation amount of $25 plus accrued and unpaid distributions thereon to the date of payment.

SPECIAL EVENT REDEMPTION; DISTRIBUTION OF SERIES   JUNIOR SUBORDINATED NOTES

     Upon the occurrence of a Special Event at any time, the Company will have
the option to redeem the Series    Junior Subordinated Notes in whole (and thus
cause the redemption of the Preferred Securities in whole). A Special Event is either an Investment Company Act Event or a Tax Event.

     An "Investment Company Act Event" means that the Administrative Trustees and the Company shall have received an opinion of independent counsel (which may be counsel to the Company) to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after the Issue Date, there is more than an insubstantial risk that the Trust is or will be considered an investment company under the 1940 Act.

     "Tax Event" means that the Administrative Trustees and the Company shall have received an opinion from independent tax counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of
(a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax
with respect to income accrued or received on the Series    Junior Subordinated
Notes, (ii) interest payable to the Trust on the Series    Junior Subordinated
Notes would not be deductible by the Company for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Issue Date.

     The Company will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, cause the
Series   Junior Subordinated Notes to be distributed to the holders of the
Preferred Securities in liquidation of the Trust. See "-- Liquidation Distribution Upon Dissolution" below. This right is optional and wholly within the discretion of the Company. Circumstances under which the Company may determine to exercise such right could include the occurrence of an Investment Company Act Event or a Tax Event, adverse tax consequences to the Company or the Trust that are not within the definition of a Tax Event because they do not result from an amendment or change described in such definition, and changes in the accounting requirements applicable to the Preferred Securities as described under "Accounting Treatment."

     If Series   Junior Subordinated Notes are distributed to the holders of the
Preferred Securities, the Company will use its best efforts to have the Series Junior Subordinated Notes listed on the NYSE or on such other exchange as the Preferred Securities are then listed. After the date for any distribution of Series Junior Subordinated Notes upon termination of the Trust, (i) the Preferred Securities and the Guarantee will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or
certificates representing the Series    Junior Subordinated Notes to be
delivered upon such distribution and (iii) any certificates representing Preferred Securities and the Guarantee not held by the depositary or its nominee
will be deemed to represent Series    Junior Subordinated Notes having an
aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Securities Rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred
Securities or the Series   Junior Subordinated Notes that may be distributed in
exchange for the Preferred Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may
purchase, or the Series   Junior Subordinated Notes that the investor may
receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     In the event that fewer than all of the Trust Securities are to be redeemed, then the aggregate liquidation amount of the Trust Securities to be redeemed shall be allocated 97% to the Preferred Securities and 3% to the Common Securities.

     The Preferred Securities redeemed on each redemption date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of
the Series   Junior Subordinated Notes. The Redemption Price of Preferred
Securities shall be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of such Redemption Price.

     If the Property Trustee gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 2:00 P.M., New York City time, on the redemption date, subject to the immediately preceding paragraph, the Property Trustee will irrevocably deposit with the securities depositary, so long as the Preferred Securities are in book-entry only form, sufficient funds to pay the applicable Redemption Price. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below. If the Preferred Securities are no longer in book-entry only form, the Property Trustee, subject to the immediately preceding paragraph, shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders thereof upon surrender of their Preferred Securities certificates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate, from such redemption date originally established by the Trust for such Preferred Securities to the date such Redemption Price is actually paid. See "-- Events of Default" below, "Relationship Among the Preferred Securities, the Series
Junior Subordinated Notes and the Guarantee" and "Description of the Guarantees -- Events of Default" in the accompanying Prospectus.

     Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as the initial securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global Preferred Securities certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in the Preferred Securities in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trust, any trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates will be printed and delivered to the holders of record. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered to the holders of record.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but the Company and the Trust take no responsibility for the accuracy thereof. The Trust has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the Trust Agreement, the Trust shall terminate on           ,
or earlier upon (i) the occurrence of a Bankruptcy Event (as defined in the Trust Agreement) in respect of the Company, dissolution or liquidation of the Company, or dissolution of the Trust pursuant to a judicial decree; (ii) the delivery of written direction to the Property Trustee by the Company, as Depositor, at any time (which direction is optional and wholly within the discretion of the Company, as Depositor) to
terminate the Trust and distribute the Series   Junior Subordinated Notes to the
holders of the Preferred Securities in liquidation of the Trust (see "-- Special
Event Redemption; Distribution of Series   Junior Subordinated Notes" above); or
(iii) the payment at maturity or redemption of all of the Series   Junior
Subordinated Notes, and the consequent payment of the Trust Securities.

     If an early termination occurs as described in clause (i) or (ii) above, the Trust shall be liquidated, and the Property Trustee shall distribute to each holder of Preferred Securities and Common Securities a like amount of Series Junior Subordinated Notes, unless in the case of an event described in clause
(i) such distribution is determined by the Administrative Trustees not to be practical, in which event such holders will be entitled to receive, out of the assets of the Trust available for distribution to holders after satisfaction of liabilities to creditors, an amount equal to the aggregate of the stated liquidation preference of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then subject to the next succeeding sentence, the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Subordinated Note Indenture Event of Default has occurred and is continuing, the holders of Preferred Securities shall have a preference over the holders of Common Securities.

EVENTS OF DEFAULT

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement ("Trust Agreement Event of Default") with respect to the Trust Securities issued thereunder (whatever the reason for such Event of Default, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of an "Event of Default" as defined in Section 501 of the Subordinated Note Indenture ("Subordinated Note Indenture Event of Default") (see "Description of the Junior Subordinated Notes -- Events of Default" in the accompanying Prospectus); or

          (ii) default by the Trust in the payment of any distribution when it becomes due and payable, and the continuation of such default for a period of 30 days; or

          (iii) default by the Trust in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable; or

          (iv) default in the performance, or breach, of any covenant or warranty of the Securities Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to such Securities Trustees by the holders of at least 10% in liquidation amount of the outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust.

     Within 90 days after the occurrence of any Trust Agreement Event of Default, the Property Trustee shall transmit notice of any default known to the Property Trustee to the holders of Trust Securities and the Company, unless such Trust Agreement Event of Default shall have been cured or waived.

     If a Trust Agreement Event of Default occurs and is continuing, then, pursuant to the Trust Agreement, holders of a majority in aggregate liquidation amount of Preferred Securities have the right to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee under the Trust Agreement to exercise the remedies available to it as
holder of the Series   Junior Subordinated Notes. If the Property Trustee fails
to enforce its rights under the Series   Junior Subordinated Notes, a holder of
Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against the Company to enforce its rights under the Trust Agreement without first instituting any legal proceeding against the Property Trustee or the Trust. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder
of principal of or interest on the Series   Junior Subordinated Notes having a
principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the
Series   Junior Subordinated Notes. See "Relationship Among the Preferred
Securities, the Series   Junior Subordinated Notes and the Guarantee" herein and
"Description of the Guarantees -- Events of Default" in the accompanying Prospectus.

     Unless a Subordinated Note Indenture Event of Default shall have occurred and be continuing, the Securities Trustees may be removed at any time by act of the holder of the Common Securities. If a Subordinated Note Indenture Event of Default has occurred and is continuing, any Securities Trustee may be removed at such time by act of the holders of a majority in liquidation amount of the Preferred Securities, delivered to the appropriate Securities Trustee (in its individual capacity and on behalf of the Trust). No resignation or removal of any Securities Trustee and no appointment of a successor shall be effective until the acceptance of appointment by the successor Trustee in accordance with the requirements of the Trust Agreement.

     If a Subordinated Note Indenture Event of Default has occurred and is continuing, the holders of Preferred Securities shall have a preference over the holders of Common Securities upon dissolution of the Trust as described above. See "-- Liquidation Distribution Upon Dissolution."

VOTING RIGHTS

     Except as provided below and under "Description of the Guarantees -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     If any proposed amendment to the Trust Agreement provides for, or the Securities Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement, then the holders of outstanding Preferred Securities will be entitled to vote as a class on such amendment or proposal of the Securities Trustees, and such amendment or proposal shall not be effective except with the approval of the holders of at least 66 2/3% in liquidation amount of such outstanding Preferred Securities.

     So long as any Series   Junior Subordinated Notes are held by the Property
Trustee, the Securities Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture
Trustee with respect to the Series   Junior Subordinated Notes, (ii) waive any
past default which is waivable under Section 513 of the Subordinated Note Indenture, (iii) exercise any right to rescind or annul a declaration that the
principal of all the Series   Junior Subordinated Notes shall be due and
payable, or (iv) consent to any amendment, modification or termination of the
Subordinated Note Indenture or the Series   Junior Subordinated Notes, where
such consent shall be required, or to any other action, as the holder of the
Series   Junior Subordinated Notes, under the Subordinated Note Indenture, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation amount of the outstanding Preferred Securities; provided, however, that where a consent under the Subordinated Note Indenture would
require the consent of each holder of Series   Junior Subordinated Notes
affected thereby, no such consent shall be given by the Securities Trustees without the prior consent of each holder of Preferred Securities. The Securities Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities, except pursuant to a subsequent vote of such holders. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received
from the Indenture Trustee with respect to the Series   Junior Subordinated
Notes. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Securities Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Securities Trustees or any affiliate of the Company or any Securities Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

CO-PROPERTY TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     At any time or times, for the purpose of meeting the legal requirements of the 1939 Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Company, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more persons approved by the Property Trustee either to act as co-property trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If the Company, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Subordinated Note Indenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

AMENDMENT OF THE TRUST AGREEMENT

     The Trust Agreement may be amended from time to time by the Company and the Securities Trustees without the consent of the holders of the Trust Securities
(i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, provided that the amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for federal income tax purposes. Except as provided in the succeeding paragraph, other amendments to the Trust Agreement may be made (i) upon approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the Trust Securities then outstanding and (ii) upon receipt by the Securities Trustees of an opinion of counsel to the effect that such amendment will not affect the Trust's status as a grantor trust or the Trust's exemption from the 1940 Act.

     Notwithstanding the foregoing, without the consent of each affected holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date, or (iii) change the consent required to amend the Trust Agreement.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Trust may at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided, that (i) such successor entity either (A) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (B) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Notes, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of counsel to the effect that
(A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

     Any corporation or other body into which any of the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation or other body resulting from any merger, conversion or consolidation to which any such Securities Trustee shall be a party, or any corporation or other body succeeding to all or substantially all the corporate trust business of any such Securities Trustee, shall be the successor of such Securities Trustee under the Trust Agreement, provided such corporation is otherwise qualified and eligible under the Trust Agreement.

PAYMENT AND PAYING AGENT

     So long as DTC is acting as securities depositary for the Preferred Securities, payments in respect of the Preferred Securities shall be made to DTC, which is to credit the relevant accounts at DTC on the applicable Distribution Dates. If the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register (as such term is defined in the Trust Agreement). The Paying Agent shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Company. In such event, the Administrative Trustees shall appoint a successor to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     It is anticipated that the Property Trustee, or one of its affiliates, will act as registrar and transfer agent (the "Securities Registrar") for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

     The Securities Registrar will not be required to register or cause to be registered any transfer of Preferred Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a Trust Agreement Event of Default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby.

     The Chase Manhattan Bank, the Property Trustee, also serves as Subordinated
Note Indenture Trustee and Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

GOVERNING LAW

     The Trust Agreement and the Trust Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware; provided that the immunities and standard of care of the Property Trustee shall be governed by New York law.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as other than a grantor
trust for federal income tax purposes and so that the Series   Junior
Subordinated Notes will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Administrative Trustees and the Company are authorized to take any action, not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement, that the Administrative Trustees and the Company determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Preferred Securities.

             DESCRIPTION OF THE SERIES   JUNIOR SUBORDINATED NOTES

     Set forth below is a description of the specific terms of the Series
Junior Subordinated Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Junior Subordinated Notes set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Notes." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Note Indenture (as defined therein).

GENERAL

     The Series   Junior Subordinated Notes will be issued as a series of Junior
Subordinated Notes under the Subordinated Note Indenture. The Series   Junior
Subordinated Notes will be limited in aggregate principal amount to $          ,
such amount being the approximate aggregate liquidation amount of the Trust Securities.

     The entire principal amount of the Series   Junior Subordinated Notes will
mature and become due and payable, together with any accrued and unpaid interest
thereon, including Additional Interest, if any, on           . The Series
Junior Subordinated Notes are not subject to any sinking fund provision.

     The terms of the Series   Junior Subordinated Notes correspond to those of
the Preferred Securities, as described herein.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Series   Junior Subordinated
Notes, in whole or in part, without premium, from time to time, on or after
          , or at any time in whole upon the occurrence of a Special Event as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if
any, to the Redemption Date. If a partial redemption of the Series   Junior
Subordinated Notes would result in the delisting of the Preferred Securities,
the Company may only redeem the Series   Junior Subordinated Notes in whole.

INTEREST

     Each Series   Junior Subordinated Note shall bear interest at the
Securities Rate from the Issue Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year to the person in whose name
such Series   Junior Subordinated Note is registered at the close of business on the fifteenth calendar day prior to such payment date. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months.
In the event that any date on which interest is payable on the Series   Junior
Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company shall have the right at any time, and from time to time, to
defer payments of interest on the Series   Junior Subordinated Notes by
extending the interest payment period for up to 20 consecutive quarters, but not beyond the stated maturity date. At the end of an Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the Securities Rate compounded quarterly) and all Additional Interest; provided, that if the Company shall have given notice of its election to select an Extension Period, (a) the Company shall not declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Guarantee) issued by the Company
which rank pari passu with or junior to the Series   Junior Subordinated Notes.
Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. The Company has no present intention of exercising its rights to defer payments of interest by extending the interest
payment period on the Series   Junior Subordinated Notes. See "Certain Federal
Income Tax Considerations -- Original Issue Discount."

     The Company shall give the holder or holders of the Series   Junior
Subordinated Notes and the Indenture Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the record date relating to the interest payment date on which the Extension Period is to commence or relating to the interest payment date on which an Extension Period that is being extended would otherwise terminate or
(ii) the date the Company or the Trust is required to give notice to the NYSE or other applicable self-regulatory organization of the record date or the date such distributions are payable.

BOOK-ENTRY AND ISSUANCE

     If distributed to holders of Trust Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of the Trust,
the Series   Junior Subordinated Notes are expected to be issued in the form of one or more global certificates registered in the name of the securities depositary or its nominee. In such event, the procedures applicable to the
transfer and payment of the Series   Junior Subordinated Notes are expected to
be substantially similar to those described with respect to the Preferred Securities in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
            THE SERIES   JUNIOR SUBORDINATED NOTES AND THE GUARANTEE

     As long as payments of interest and other payments are made when due on the
Series   Junior Subordinated Notes, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the
aggregate principal amount of Series   Junior Subordinated Notes will be equal
to the sum of the aggregate stated liquidation amount of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Series
Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay for all costs and expenses of the Trust pursuant to the Agreement as to Expenses and Liabilities; and (iv) the Trust Agreement provides that the Securities Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds therefor are legally and immediately available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantees" in the accompanying Prospectus. If the Company does not make
interest payments on the Series   Junior Subordinated Notes, it is not expected
that the Trust will have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds legally and immediately available for the payment of such distributions.

     If the Company fails to make interest or other payments on the Series Junior Subordinated Notes when due (taking into account any Extension Period), the Trust Agreement provides a mechanism whereby the holders of the Preferred Securities may appoint a substitute Property Trustee. Such holders may also
direct the Property Trustee to enforce its rights under the Series   Junior
Subordinated Notes, including proceeding directly against the Company to enforce
the Series   Junior Subordinated Notes. If the Property Trustee fails to enforce
its rights under the Series   Junior Subordinated Notes, to the fullest extent
permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's
rights under the Series   Junior Subordinated Notes without first instituting
any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Series
  Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the

Preferred Securities of such holder on or after the due dates specified in the
Series   Junior Subordinated Notes.

     If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

     The Guarantee, the Subordinated Note Indenture, the Series   Junior
Subordinated Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by the Company of the payments due on the Preferred Securities.

     Upon any voluntary or involuntary dissolution, winding-up or termination of
the Trust, unless the Series   Junior Subordinated Notes are distributed in
connection therewith, the holders of Preferred Securities will be entitled to receive, out of assets legally available for distribution to holders, the Liquidation Distribution in cash. See "Description of the Preferred
Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as
holder of the Series   Junior Subordinated Notes, would be a subordinated
creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Because the Company is guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities
and a holder of Series   Junior Subordinated Notes relative to other creditors
and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior
Indebtedness, the subordination provisions of the Series   Junior Subordinated
Notes provide that no payments may be made in respect of the Series   Junior
Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required
payments on the Series   Junior Subordinated Notes would constitute an Event of
Default under the Subordinated Note Indenture except that failure to make
interest payments on the Series   Junior Subordinated Notes will not be an Event
of Default during an Extension Period; provided, however, that any Extension Period may not exceed 20 consecutive quarters or extend beyond the stated
maturity of the Series   Junior Subordinated Notes.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Preferred Securities and constitutes the opinion of Troutman Sanders LLP, counsel to the Company and the Trust, insofar as it relates to matters of law and legal conclusions. This summary deals only with Preferred Securities held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), by Holders (as defined herein). Moreover, it does not discuss all of the tax consequences that may be relevant to a Holder in light of his particular circumstances or to Holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, individual retirement and certain tax deferred accounts, and persons who engage in a straddle or a hedge relating to a Preferred Security. Prospective investors should consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations as well as the application of any state, local or other tax laws. This summary is based on laws, existing and proposed regulations, and applicable judicial and administrative determinations, all of which are subject to change at any time, and any such changes may be retroactively applied in a manner that could adversely affect Holders. As used herein, the term "Holder" means a beneficial owner of a Preferred Security that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and
(b) one or more U.S. persons have the authority to control all substantial decisions of the trust. Thus, the following summary does not address any tax consequences that apply specifically to nonresident aliens or foreign entities.

TREATMENT OF THE TRUST AND PREFERRED SECURITIES FOR FEDERAL INCOME TAX PURPOSES

     The Trust will be treated as a "grantor trust" and not as an association taxable as a corporation for federal income tax purposes. Thus, for federal income tax purposes, each Holder will be treated as the beneficial owner of a
pro rata undivided interest in the Series   Junior Subordinated Notes and,
consequently, will be required to include in income the Holder's pro rata share
of the entire income from the Series   Junior Subordinated Notes. Each Holder
generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from OID, if any, must be taken into account under the accrual method of accounting even if the Holder otherwise would use the cash receipts and disbursements method.

PAYMENTS OF INTEREST

     Except as set forth below, stated interest on a Series   Junior
Subordinated Note will generally be taxable to a Holder as ordinary income at the time it is paid or accrued in accordance with the Holder's own method of accounting.

ORIGINAL ISSUE DISCOUNT

     Under income tax regulations that recently became effective, the Company
believes that the Series   Junior Subordinated Notes will not be treated as
issued with OID. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"). Accordingly, it is possible that the IRS could take a position contrary to the interpretations described herein.

     The terms of the Series   Junior Subordinated Notes permit the Company to
defer the payment of interest on the Series   Junior Subordinated Notes at any
time and from time to time by extending the interest payment period for up to 20 consecutive quarters with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the stated maturity date of the
Series   Junior Subordinated Notes. Should the Company exercise this option to
defer payments of interest, the Series   Junior Subordinated Notes would at that
time be treated as issued with OID and all the stated interest payments on the
Series   Junior Subordinated Notes would thereafter be treated as OID for so long as they remained outstanding. As a result, all Holders would, in effect, be required to accrue interest income even if such Holders are on a cash method of accounting. Consequently, in the event that the payment of interest is deferred, a Holder could be required to include OID in income on an economic accrual basis, notwithstanding that the Company will not make any interest payments
during such period on the Series   Junior Subordinated Notes.

MARKET DISCOUNT

     A purchaser of a Preferred Security at a discount from the liquidation
amount at maturity of such purchaser's pro rata share of the Series   Junior
Subordinated Notes acquires such Preferred Security with "market discount." However, market discount with respect to a Preferred Security will be considered to be zero if it is de minimis. Market discount will be de minimis with respect to a Preferred Security if it is less than the product of (i) 0.25% of the
adjusted issue price of the purchaser's pro rata share of the Series   Junior
Subordinated Notes multiplied by (ii) the number of complete years to maturity
of such Series   Junior Subordinated Notes after the date of purchase. The
purchaser of a Preferred Security with more than a de minimis amount of market discount generally will be required to treat any gain on the sale, exchange, redemption or other disposition of all or part of the Preferred Securities (or
related Series   Junior Subordinated Notes) as ordinary income to the extent of accrued (but not previously taxed) market discount. Market discount generally will accrue ratably during the period from the date of purchase of such
Preferred Security to the maturity date of the Series   Junior Subordinated
Notes, unless the Holder irrevocably elects to accrue such market discount on the basis of a constant interest rate.

     A Holder who has acquired a Preferred Security at a market discount generally will be required to defer any deductions of interest expense attributable to any indebtedness incurred or continued to purchase or carry the Preferred Security, to the extent such interest expense exceeds the related interest income. Any such deferred interest expense generally will be allowable as a deduction not later than the year in which the related market discount income is recognized. As an alternative to the inclusion of market discount in income upon disposition of all or a portion of a Preferred Security or the
related Series   Junior Subordinated Notes (including redemptions thereof), a
Holder may make an election (which may not be revoked without the Internal Revenue Service's consent) to include market discount in income as it accrues on all market discount instruments acquired by the Holder during or after the taxable year for which the election is made. In that case, the preceding deferral rule for interest expense will not apply.

     In lieu of the foregoing treatment of market discount and interest expense, a Holder may elect to treat any market discount (including a de minimis amount) as OID and accrue such discount on a constant-yield basis in the same manner as the Holder accrues OID.

SALE OF PREFERRED SECURITIES

     Upon the sale, retirement (including redemption) or other taxable disposition of all or part of a Preferred Security, a Holder thereof will recognize gain or loss equal to the difference between the amount realized on such sale, retirement or other disposition and such Holder's adjusted tax basis in the Preferred Security or part thereof. If the Holder disposes of a Preferred Security prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the Holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Security. Any recognized gain or loss will be capital gain or loss, except to the extent of any accrued market discount (see "Market Discount" above), and such capital gain or loss will be long-term if the holding period for the Preferred Security is more than one year at the time of sale, retirement or other disposition. In the case of individuals, "net capital gain," i.e., the excess of net long-term capital gain over net short-term capital loss, is generally subject to a reduced rate of federal income tax. Capital gains and losses from property held for more than 18 months will be taken into account in determining "adjusted net capital gain," which is subject to a further reduction in the rate of tax pursuant to a recent amendment of the Code. Also, in taxable years beginning after December 31, 2000, an additional reduction in the rate of tax may be available in certain circumstances for capital gains from property held by the taxpayer for more than five years. A Holder's adjusted tax basis in a Preferred Security acquired by purchase will equal the cost of such Preferred Security to the Holder, increased by the amount of any related accrued OID and market discount included in taxable income by the Holder and reduced by any
prior payments on the Series   Junior Subordinated Notes distributed on the
Preferred Security. The redemption of only part of a Preferred Security will require an allocation of the Holder's adjusted tax basis in his pro rata share
of the related Series   Junior Subordinated Notes between the portion of the
Series   Junior Subordinated Notes redeemed and retained by the Holder in order to determine gain or loss.

RECEIPT OF SERIES      JUNIOR SUBORDINATED NOTES UPON LIQUIDATION OF THE TRUST

     As described under "Description of the Preferred Securities -- Special
Event Redemption; Distribution of Series      Junior Subordinated Notes," Series
  Junior Subordinated Notes may be distributed to Holders in exchange for the Preferred Securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder and each Holder would receive
an aggregate tax basis in the Holder's Series   Junior Subordinated Notes equal
to the Holder's aggregate tax basis in its Preferred Securities. A Holder's
holding period with respect to the Series   Junior Subordinated Notes so
received in liquidation of the Trust would include the period for which the Preferred Securities were held by such Holder.

INFORMATION REPORTING TO HOLDERS

     Income on the Preferred Securities will be reported to Holders on Form 1099, which form should be mailed to Holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     A Holder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a Holder if the Holder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding (for example, the Holder's securities broker), (ii) furnishes such payor an incorrect TIN, (iii) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the Holder is not subject to backup withholding, or (iv) fails to report properly interest and dividends on his tax return. Backup withholding, however, does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. The backup withholding rate is 31% of "reportable payments," which generally will include distributions of interest
and principal payments on the Series   Junior Subordinated Notes.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE TO A HOLDER, DEPENDING UPON A HOLDER'S PARTICULAR SITUATION, AND THEREFORE EACH HOLDER SHOULD CONSULT HIS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAW.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to the Underwriters
named below, and the Underwriters, for whom                     is acting as
representative (the "Representative"), have severally agreed to purchase the number of Preferred Securities set forth opposite their respective names below. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Preferred Securities offered hereby if any of the Preferred Securities are purchased.

                                                                   NUMBER OF
                            NAME                              PREFERRED SECURITIES
                            ----                              --------------------

                                                                   ---------
          Total.............................................
                                                                   =========

     The Underwriters have advised the Company and the Trust that they propose to offer the Preferred Securities in part directly to the public at the price to the public, as set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession not in excess
of $     per Preferred Security. The Underwriters may allow, and such dealers
may reallow, a concession not in excess of $     per Preferred Security to
certain other dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

     The Preferred Securities are expected to be approved for listing on the NYSE, subject to official notice of issuance. Trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representative has advised the Company and the Trust that it intends to make a market in the Preferred Securities prior to the commencement of trading on the NYSE. The Representative will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

     Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

     In connection with the offering, the Underwriters may purchase and sell the Preferred Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Preferred Securities; and syndicate short positions involve the sale by the Underwriters of a greater number of Preferred Securities than they are required to purchase from the Trust in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if such Preferred Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Preferred Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

     The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Company and the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trust. The validity of the Series Junior Subordinated Notes, the Guarantee and certain matters relating thereto will be passed upon on behalf of the Company by Troutman Sanders LLP, Atlanta, Georgia. Troutman Sanders LLP will also pass upon certain matters relating to United States federal income tax considerations. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                    GLOSSARY

1933 Act...................  The Securities Act of 1933, as amended.

1934 Act...................  The Securities Exchange Act of 1934, as amended.

1939 Act...................  The Trust Indenture Act of 1939, as amended.

1940 Act...................  The Investment Company Act of 1940, as amended.

Additional Interest........  Amounts payable by the Company as defined under
                             "Description of the Junior Subordinated
                             Notes -- Additional Interest" in the accompanying Prospectus.

Administrative Trustees....  Judy M. Anderson and Wayne Boston.

Agreement as to Expenses
  and Liabilities..........  The agreement between the Company and the Trust pursuant to which the Company has agreed to pay all indebtedness, expenses or liabilities of the Trust, other than the Trust's obligations to pay to the holders of the Preferred Securities the amounts due such holders pursuant to the terms thereof.

Code.......................  The Internal Revenue Code of 1986, as amended.

Common Securities..........  The Trust Securities being sold to the Company.

Company....................  Georgia Power Company

Delaware Trustee...........  Chase Manhattan Bank Delaware

DTC........................  The Depository Trust Company, a "clearing corporation" that initially will hold (through its agents) a global certificate evidencing the Preferred Securities.

Distribution Dates.........  March 31, June 30, September 30 and December 31 of
                             each year.

Extension Period...........  Any period during which interest is not paid on the
                             Series Junior Subordinated Notes (and,
                             consequently, on the Preferred Securities) at the election of the Company to the extent permitted under the terms of the Series Junior Subordinated Notes.

Guarantee..................  The guarantee by the Company of the payments by the
                             Trust on the Preferred Securities from funds available in the Trust.

Guarantee Payments.........  Payments required to be made pursuant to the
                             Guarantee as described in "Description of the Guarantees -- General" in the accompanying Prospectus.

Guarantee Trustee..........  The trustee under the Guarantee; initially, The
                             Chase Manhattan Bank.

Indenture Trustee..........  The trustee under the Subordinated Note Indenture;
                             initially, The Chase Manhattan Bank.

Issue Date.................  The date set forth on the cover page on which the
                             Series Junior Subordinated Notes and Preferred Securities are scheduled to be issued.

Investment Company
  Act Event................  An event of the type described in "Description of the Preferred Securities -- Special Event
                             Redemption; Distribution of Series      Junior
                             Subordinated Notes."

NYSE.......................  New York Stock Exchange.

Preferred Securities.......  The Trust Securities being offered to investors pursuant to this Prospectus Supplement and the accompanying Prospectus.

Property Trustee...........  A trustee under the Trust designated to hold the trust property; initially The Chase Manhattan Bank.

Record Date................  The close of business on the 15th calendar day prior to a Distribution Date.

Redemption Price...........  The stated liquidation amount of $25 per Preferred
                             Security, plus accrued and unpaid distributions thereon (and interest thereon) to the date of payment.

Securities Rate............  The per annum interest rate expressed as a percentage of the stated liquidation amount of $25 per Preferred Security, and set forth on the cover page of this Prospectus Supplement.

Securities Trustees........  The Property Trustee, Administrative Trustees and
                             Delaware Trustee.

Senior Indebtedness........  Indebtedness of the Company described hereunder under "Description of the Junior Subordinated Notes -- Subordination" in the accompanying Prospectus.

Series   Junior
  Subordinated Notes.......  The Series      % junior subordinated deferrable
                             interest notes of the Company due
                                       .

Special Event..............  A Tax Event or Investment Company Act Event.

Subordinated Note
  Indenture................  The indenture pursuant to which the Company's
                             Series   Junior Subordinated Notes will be issued.

Subordinated Note Indenture
  Event of Default.........  As described under "Description of the Junior
                             Subordinated Notes -- Events of Default" in the accompanying Prospectus.

Tax Event..................  An event of the type described in "Description of the Preferred Securities -- Special Event
                             Redemption; Distribution of Series      Junior
                             Subordinated Notes."

Trust......................  Georgia Power Capital Trust   , a Delaware business
                             trust that will issue the Trust Securities.

Trust Agreement............  The agreement pursuant to which the Trust is organized as it may be amended and restated from time to time.

Trust Agreement Event of
  Default..................  As described under "Description of the Preferred
                             Securities -- Events of Default."

Trust Securities...........  The Preferred Securities and the Common Securities.

======================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, GEORGIA POWER CAPITAL TRUST [ ] OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR GEORGIA POWER CAPITAL TRUST [ ] SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                          ---------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
              PROSPECTUS SUPPLEMENT
Summary of Offering.......................    S-3
Risk Factors..............................    S-6
Georgia Power Capital Trust [    ]........    S-8
Capitalization............................    S-9
Accounting Treatment......................    S-9
Description of the Preferred Securities...    S-9
Description of the Series   Junior
  Subordinated Notes......................   S-19
Relationship Among the Preferred
  Securities, the Series   Junior
  Subordinated Notes and the Guarantee....   S-21
Certain Federal Income Tax
  Considerations..........................   S-22
Underwriting..............................   S-26
Legal Opinions............................   S-27
Glossary..................................   S-28
                   PROSPECTUS
Available Information.....................      2
Incorporation of Certain Documents by
  Reference...............................      2
Selected Information......................      3
Georgia Power Company.....................      4
The Trusts................................      5
Accounting Treatment......................      5
Use of Proceeds...........................      5
Recent Results of Operations..............      5
Description of the Senior Notes...........      6
Description of the Junior Subordinated
  Notes...................................      9
Description of the Preferred Securities...     15
Description of the Guarantees.............     15
Relationship Among the Preferred
  Securities, the Junior Subordinated
  Notes and the Guarantees................     17
Plan of Distribution......................     19
Legal Matters.............................     19
Experts...................................     20

======================================================

======================================================
                        [        ] PREFERRED SECURITIES

                                 GEORGIA POWER
                             CAPITAL TRUST [     ]

                          % TRUST PREFERRED SECURITIES
                              (LIQUIDATION AMOUNT
                          $25 PER PREFERRED SECURITY)
                           FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS SET FORTH HEREIN, BY

                                 GEORGIA POWER
                                    COMPANY
                      A SUBSIDIARY OF THE SOUTHERN COMPANY
                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                          ---------------------------
======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1998
PROSPECTUS

                                 $1,000,000,000

                             GEORGIA POWER COMPANY
                                  SENIOR NOTES
                           JUNIOR SUBORDINATED NOTES
                          ---------------------------

                         GEORGIA POWER CAPITAL TRUST IV
                         GEORGIA POWER CAPITAL TRUST V
                         GEORGIA POWER CAPITAL TRUST VI
                           TRUST PREFERRED SECURITIES
         FULLY AND UNCONDITIONALLY GUARANTEED, AS SET FORTH HEREIN, BY

                             GEORGIA POWER COMPANY
                      A SUBSIDIARY OF THE SOUTHERN COMPANY
                          ---------------------------
    Georgia Power Company, a Georgia corporation (the "Company"), may offer, from time to time, (i) its senior notes (the "Senior Notes") in one or more series or (ii) its junior subordinated notes (the "Junior Subordinated Notes") in one or more series. The Senior Notes will be unsecured obligations of the Company and will rank pari passu (equal in priority) with all other unsecured and unsubordinated debt of the Company. The Junior Subordinated Notes will be unsecured obligations of the Company and will be subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of the Company.

    Georgia Power Capital Trust IV, Georgia Power Capital Trust V and Georgia Power Capital Trust VI, each a statutory business trust created under the laws of the State of Delaware (individually, a "Trust" and collectively, the "Trusts"), may offer, from time to time, trust preferred securities (collectively, the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the respective Trusts. The Company will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the respective Trusts. The payment of periodic cash distributions on the Preferred Securities of each Trust and payments on liquidation or redemption with respect to such Preferred Securities, in each case to the extent such Trust has funds legally and immediately available therefor, will be guaranteed by the Company as described herein (individually, a "Guarantee" and collectively, the "Guarantees"). See "Description of the Guarantees." The Company's obligations under each Guarantee will be subordinate and junior in right of payment to all of its other liabilities and will rank pari passu with the most senior preferred stock of the Company. Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and of the Company's purchase of the Common Securities of such Trust in a related series of Junior Subordinated Notes of the Company with terms corresponding to the terms of such Trust's Preferred Securities. Junior Subordinated Notes may subsequently be distributed pro rata to holders of the Trust Securities of a Trust in connection with the termination of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

    As described herein, the Company will, through each Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, fully and unconditionally guarantee all of each Trust's obligations with respect to its Preferred Securities.

    Specific terms of the Senior Notes or the Junior Subordinated Notes of any series or the Preferred Securities of any Trust in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (a) in the case of Senior Notes or Junior Subordinated Notes, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (or the method of determining such rate), any redemption, exchange or sinking fund provisions, and any other specific terms of the offering, and (b) in the case of Preferred Securities, the specific designation, number of Preferred Securities, liquidation amount per security, distribution rate (or the method of determining such rate), dates on which distributions will be payable, voting rights, any redemption, exchange or sinking fund provisions, and any other rights, preferences, privileges, limitations and restrictions.

    The Senior Notes, Junior Subordinated Notes and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Senior Notes, Junior Subordinated Notes and Preferred Securities shall not exceed $1,000,000,000.

    The Prospectus Supplement relating to any series of Senior Notes, Junior Subordinated Notes or Preferred Securities will contain information concerning certain United States federal income tax considerations, if applicable to such Senior Notes, Junior Subordinated Notes or Preferred Securities.
                          ---------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------
    The Senior Notes, Junior Subordinated Notes and Preferred Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents or any underwriters or dealers are involved in the sale of Senior Notes, Junior Subordinated Notes or Preferred Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Senior Notes, Junior Subordinated Notes or Preferred Securities.
                          ---------------------------
January   , 1998

                             AVAILABLE INFORMATION

     The Company and the Trusts have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments thereof and exhibits thereto) under the Securities Act of 1933, as amended (the "1933 Act"). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. In addition, reports and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange certain of the Company's securities are listed.

     No separate financial statements of any Trust are included herein. The Company considers that such statements would not be material to holders of the Preferred Securities because each Trust has no independent operations and exists for the sole purpose of investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated herein by reference and made a part of this
Prospectus:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

        (c) the Company's Current Reports on Form 8-K dated January 9, 1997, February 12, 1997 and June 5, 1997.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO JUDY M. ANDERSON, VICE PRESIDENT AND CORPORATE SECRETARY, GEORGIA POWER COMPANY, 241 RALPH MCGILL BOULEVARD, N.E., ATLANTA, GEORGIA 30308-3374, TELEPHONE: (404) 526-6526.

                              SELECTED INFORMATION

     The following material, which is presented herein solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated herein by reference or elsewhere in this Prospectus, is qualified in its entirety by reference thereto and, therefore, should be read together therewith.

                             GEORGIA POWER COMPANY

Business.........................    Generation, transmission, distribution and
                                       sale of electric energy

Service Area.....................    Approximately 57,200 square miles
                                       comprising most of the State of Georgia

Service Area Population (1990
Census)..........................    Approximately 6,200,000

Customers at December 31, 1996...    1,749,609

Generating Capacity at December
31, 1996 (kilowatts).............    14,367,222

Sources of Generation during 1996
  (kilowatt-hours)...............    Coal (74%), Nuclear (22%), Hydro (3%), Oil
                                       and Gas (1%)

Sources of Generation Estimated
for 1997 (kilowatt-hours)........    Coal (77%), Nuclear (21%), Hydro (2%), Oil
                                       and Gas (less than 0.5%)

                         SELECTED FINANCIAL INFORMATION

                                                                                            12 MONTHS
                                                      YEAR ENDED DECEMBER 31,                 ENDED
                                           ---------------------------------------------    NOVEMBER
                                            1992     1993    1994(1)   1995(1)   1996(1)   30, 1997(1)
                                            ----     ----    -------   -------   -------   -----------
                                                     (MILLIONS, EXCEPT RATIOS)             (UNAUDITED)
Operating Revenues......................   $4,297   $4,451   $4,162    $4,405    $4,417      $4,373
Income Before Interest Charges..........    1,003    1,033      925       957       873         863
Net Income After Dividends on Preferred
  Stock.................................      521      570      526       609       580         572
Ratio of Earnings to Fixed Charges(2)...     3.15     3.46     3.65      4.51      4.99        4.56
Ratio of Earnings to Fixed Charges Plus
  Preferred Dividend Requirements (Pre-
  Income Tax Basis)(3)..................     2.59     2.88     2.99      3.60      3.89        3.97

                                                       (Notes on following page)

                                                                   CAPITALIZATION AS OF
                                                                    SEPTEMBER 30, 1997
                                                              -------------------------------
                                                               ACTUAL       AS ADJUSTED(4)
                                                               ------       --------------
                                                              (MILLIONS, EXCEPT PERCENTAGES)
Common Stock Equity.........................................    $4,263      $4,263       46.9%
Cumulative Preferred Stock..................................       293         157        1.7
Company Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiaries Substantially All of Whose
  Assets are Junior Subordinated Debentures or Notes(5).....       689         689        7.6
Senior Notes................................................        --         500        5.5
Junior Subordinated Notes...................................        --         500        5.5
Other Long-Term Debt........................................     3,102       2,982       32.8
                                                                ------      ------      -----
          Total, excluding amounts due within one year of
            $179 million....................................    $8,347      $9,091      100.0%
                                                                ======      ======      =====

---------------

(1) See "Recent Results of Operations" herein. "Income Before Interest Charges" and "Net Income After Dividends on Preferred Stock" for the years ended December 31, 1994, 1995 and 1996 and the twelve months ended November 30, 1997, reflect charges of approximately $55,000,000, $8,000,000, $29,000,000 and $8,000,000, respectively, after taxes relating to benefits provided pursuant to work force reduction programs.
(2) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Income Before Interest Charges" all income taxes deducted therefrom and the debt portion of allowance for funds used during construction; and (ii) "Fixed Charges" consist of "Net Interest Charges" plus the debt portion of allowance for funds used during construction.
(3) In computing this ratio, "Preferred Dividend Requirements" represent the before tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.
(4) Reflects (i) the retirement in December 1997 of the shares of certain issues of preferred stock in an amount aggregating approximately $66,000,000 in connection with a tender offer for certain series of the Company's preferred stock by The Southern Company; (ii) the retirement in December 1997 of 1,372,840 shares ($34,321,000 aggregate stated value) of Adjustable Rate Class A Preferred Stock (First 1993 Series) and 1,431,483 shares ($35,787,075 aggregate stated value) of Adjustable Rate Class A Preferred Stock (Second 1993 Series); (iii) the redemption in January 1998 of $100,000,000 principal amount of First Mortgage Bonds, 7% Series due
    October 1, 2000 and $20,460,000 principal amount of First Mortgage Bonds, 7.95% Series due February 1, 2023; and (iv) the proposed issuance of $500,000,000 of new Senior Notes and $500,000,000 of new Junior
    Subordinated Notes. Does not reflect the potential redemption of outstanding securities with proceeds from new security issuances. The pro forma amounts relating to new issues used in connection with this capitalization table are assumed solely for the purpose of this calculation and the amounts and types of securities that will be ultimately issued will depend upon market conditions and other factors prevailing at the time of issuance.
(5) Substantially all of the assets of the respective Trusts are Junior Subordinated Debentures or Notes of the Company, and upon redemption of such debt, the related Preferred Securities will be mandatorily redeemable.

                             GEORGIA POWER COMPANY

     The Company is a wholly-owned subsidiary of The Southern Company, a holding company registered under the Public Utility Holding Company Act of 1935, as amended. The Company was incorporated under the laws of the State of Georgia on June 26, 1930. It is engaged in the generation and purchase of electric energy and the transmission, distribution and sale of such energy within the State of Georgia at retail in over 600 communities (including Athens, Atlanta, Augusta, Columbus, Macon, Rome and Valdosta), as well as in rural areas, and at wholesale currently to 39 electric cooperative associations through Oglethorpe Power Corporation, a corporate cooperative of electric membership corporations in Georgia, and to 50 municipalities, 48 of which are served through the Municipal Electric Authority of Georgia, a public corporation and an instrumentality of the State of Georgia. The Company and one of its affiliates, Alabama Power Company, each owns 50% of the common stock of Southern Electric Generating Company ("SEGCO"). SEGCO owns electric generating units near Wilsonville, Alabama. The principal executive offices of the Company are located at 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374, and the telephone number is (404) 526-6526.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on May 27, 1997, with respect to Georgia Power Capital Trust IV, and December 16, 1997, with respect to Georgia Power Capital Trust V and Georgia Power Capital Trust VI. Each Trust's business is defined in a trust agreement, executed by the Company, as Depositor, and the Delaware Trustee thereunder. This trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Trust Agreement"). Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Each Trust exists for the exclusive purposes of (i) issuing its Trust Securities representing undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds of its Trust Securities in a related series of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

     Each Trust's business and affairs will be conducted by its trustees, which shall be appointed by the Company as the holder of the Common Securities: two employees of the Company as Administrative Trustees; The Chase Manhattan Bank as Property Trustee; and Chase Manhattan Bank Delaware as Delaware Trustee. The Property Trustee of each Trust will act as the indenture trustee with respect to such Trust for purposes of compliance with the provisions of the 1939 Act.

     The principal place of business of each Trust shall be c/o the Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374, telephone (404) 526-6526, Attn: Corporate Secretary.

     Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for further information concerning such Trust.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trusts will be treated as subsidiaries of the Company and, accordingly, the accounts of the Trusts will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company, and appropriate disclosures concerning the Preferred Securities, the Guarantees and the Junior Subordinated Notes will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Preferred Securities as an expense.

                                USE OF PROCEEDS

     Each Trust will invest the proceeds received from the sale of its Preferred Securities in Junior Subordinated Notes. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from such investment and any proceeds received from the sale of its Senior Notes or other sales of its Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.

                          RECENT RESULTS OF OPERATIONS

     For the twelve months ended November 30, 1997, "Operating Revenues", "Income Before Interest Charges", and "Net Income After Dividends on Preferred Stock" were $4,373,000,000, $863,000,000 and $572,000,000, respectively. In the opinion of the management of the Company, the above amounts for the twelve months ended November 30, 1997 reflect all adjustments (which were only normal recurring adjustments) necessary to present fairly the results of operations for such period, subject to the effect of such adjustments, if any, as might have been required had the outcome of the uncertainty with respect to the actions of the regulators regarding the recoverability of the Company's investment in the Rocky Mountain hydro-electric project been known. The "Ratio of Earnings to Fixed Charges" and the "Ratio of Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis)" for the twelve months ended November 30, 1997 were 4.56 and 3.97, respectively.

     For information regarding the uncertainty referred to in the preceding paragraph, reference is made to "Item 1 -- Business -- Rate Matters" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference.

                        DESCRIPTION OF THE SENIOR NOTES

     Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture, dated as of January 1, 1998, between the Company and The Chase Manhattan Bank, as trustee (the "Senior Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is hereinafter referred to as the "Senior Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Senior Note Indenture.

GENERAL

     The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all secured debt of the Company, including its first mortgage bonds, aggregating approximately $2,865,000,000 outstanding at September 30, 1997. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued thereunder and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered thereby: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date;
(v) the place or places where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the denominations in which such Senior Notes shall be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity thereof; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xi) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xii) any other terms of such Senior Notes.

     The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

     The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Senior Notes of such series:

          (a) failure for 10 days to pay interest on the Senior Notes of such series, when due on an Interest Payment Date other than at maturity or upon earlier redemption; or

          (b) failure to pay principal or premium, if any, or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

          (c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

          (d) failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

          (e) certain events of bankruptcy, insolvency, or reorganization of the Company.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to the Company (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior
Note Indenture Trustee.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Senior Note of such series affected thereby.

REGISTRATION AND TRANSFER

     The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption, or (ii) register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

     Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will thereafter look only to the Company for payment thereof.

MODIFICATION

     The Senior Note Indenture contains provisions permitting the Company and the Senior Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series affected thereby, to modify the Senior Note Indenture or the rights of the holders of the Senior Note of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults thereunder and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note affected thereby.

     In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

CONSOLIDATION, MERGER AND SALE

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

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INFORMATION CONCERNING THE SENIOR NOTE INDENTURE TRUSTEE

     The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Chase Manhattan Bank, the Senior Note Indenture Trustee, also serves as Subordinated Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

GOVERNING LAW

     The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

     Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture, dated as of August 1, 1996, between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Junior Subordinated Notes of each series (the Subordinated Note Indenture, as so supplemented, is hereinafter referred to as the "Subordinated
Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Subordinated
Note Indenture.

GENERAL

     The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued thereunder and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered thereby: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes;

(iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the denominations in which such Junior Subordinated Notes shall be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity thereof; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xi) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiii) any other terms of such Junior Subordinated Notes. The terms of each series of Junior Subordinated Notes issued to a Trust will correspond to those of the related Preferred Securities of such Trust as described in the Prospectus Supplement relating to such Preferred Securities.

     The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

     The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined herein)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

     The term "Senior Indebtedness" means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or thereafter incurred, created or assumed, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of September 30, 1997, Senior Indebtedness of the Company aggregated approximately $3,263,000,000.

ADDITIONAL INTEREST

     "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest thereon from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

CERTAIN COVENANTS

     The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time the Company shall be in default with respect to its payment or other obligations under the Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes, or (iii) if at such time an Event of Default thereunder with respect to such series of Junior Subordinated Notes shall have occurred and be continuing,
(a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Guarantees) issued by the Company which rank pari passu with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (ii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

     The Subordinated Note Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, the Company covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Subordinated Note Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause such Trust
(a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

     The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

          (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture) in respect thereof, when due on an Interest Payment Date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

          (b) failure for 10 days to pay Additional Interest (as defined in clause (i) of the definition thereof in the Subordinated Note Indenture); or

          (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

          (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

          (e) failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

          (f) certain events of bankruptcy, insolvency, or reorganization of the Company.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated
Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

     A holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Junior Subordinated Note of such series affected thereby.

REGISTRATION AND TRANSFER

     The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

     Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will thereafter look only to the Company for payment thereof.

MODIFICATION

     The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected thereby, to modify the Subordinated
Note Indenture or the rights of the holders of the Junior Subordinated Note of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount thereof or the rate of interest (including Additional Interest) thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults thereunder and their consequences) provided for in the Subordinated
Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.

     In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.

CONSOLIDATION, MERGER AND SALE

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated
Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

INFORMATION CONCERNING THE SUBORDINATED NOTE INDENTURE TRUSTEE

     The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Chase Manhattan Bank, the Subordinated Note Indenture Trustee, also serves as Senior Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

GOVERNING LAW

     The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Trust Agreement of each Trust will authorize the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities of such Trust. The Preferred Securities of each Trust will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Trust. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities of such Trust and the date or dates on which such distributions shall be payable; (iv) whether distributions on such Preferred Securities shall be cumulative and, in the case of Preferred Securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on such Preferred Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such Trust to the holders of the Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (vi) the obligation, if any, of such Trust to purchase or redeem such Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of such Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Trust Agreement of such Trust; (viii) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the related Junior Subordinated Notes; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of such Preferred Securities not inconsistent with the Trust Agreement of such Trust or applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth under "Description of the Guarantees." Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                         DESCRIPTION OF THE GUARANTEES

     Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities of the respective Trusts from time to time. Each Guarantee will be qualified as an indenture under the 1939 Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the respective Guarantees will be those set forth therein and those made part thereof by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Preferred Securities to which it relates.

GENERAL

     Pursuant to each Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the related Preferred Securities, the Guarantee Payments (as defined herein), to the extent not paid by, or on behalf of, the related Trust, regardless of any defense, right of set-off or counterclaim that the Company may have or assert against any person. The following payments or distributions with respect to the Preferred Securities of any Trust to the extent not paid or made by, or on behalf of, such Trust will be subject to the Guarantee related thereto (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities of such Trust but if and only if and to the extent that such Trust has funds legally and immediately available therefor,
(ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by such Trust, but if and only to the extent such

Trust has funds legally and immediately available therefor, and (iii) upon a dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of such Trust or the redemption of all of the Preferred Securities of such Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of such Trust to the date of payment, to the extent such Trust has funds legally and immediately available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities of such Trust in liquidation of such Trust (the "Guarantee Payments"). The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

     Each Guarantee will be a guarantee of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of such Preferred Securities, but will not apply to the payment of distributions and other payments on such Preferred Securities when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. IF THE COMPANY DOES NOT MAKE INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED NOTES HELD BY THE PROPERTY TRUSTEE UNDER ANY TRUST, SUCH TRUST WILL NOT MAKE DISTRIBUTIONS ON ITS PREFERRED SECURITIES.

SUBORDINATION

     The Company's obligations under each Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank
(i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Notes, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference securities of any affiliate of the Company, and (iii) senior to all common stock of the Company. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee related thereto. The Company has outstanding preferred stock that ranks pari passu to the Guarantees and common stock that ranks junior to the Guarantees. See "Selected Information -- Selected Financial Information."

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially and adversely affect the rights of holders of the related Preferred Securities (in which case no consent will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of such outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION

     Each Guarantee will terminate and be of no further force and effect as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of Junior Subordinated Notes to the holders of such Preferred Securities, or upon full payment of the amounts payable upon liquidation of the related Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid with respect to such Preferred Securities or under such Guarantee.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure by the Company to perform any of its payment obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which any Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities of any series may, by vote, on behalf of the holders of all the Preferred Securities of such series, waive any past event of default and its consequences.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of any event of default with respect to any Guarantee and after the curing or waiving of all events of default with respect to such Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the related Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Chase Manhattan Bank, the Guarantee Trustee, also serves as Property Trustee, as Senior Note Indenture Trustee and as Subordinated Note Indenture Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

GOVERNING LAW

     Each Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE AGREEMENTS AS TO EXPENSES AND LIABILITIES

     Pursuant to an Agreement as to Expenses and Liabilities to be entered into by the Company under each Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom each Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such Trust, other than obligations of such Trust to pay to the holders of the related Preferred Securities or other similar interests in such Trust the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                THE JUNIOR SUBORDINATED NOTES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of Junior Subordinated Notes issued to a Trust, such payments will be sufficient to cover distributions and payments due on the related Trust Securities of such Trust primarily because (i) the aggregate principal amount of each series of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the related Trust Securities; (ii) the interest rate and interest and other payment dates on each series of Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the related Preferred Securities; (iii) the Company shall pay for all costs and expenses of each Trust pursuant to the Agreements as to Expenses and Liabilities; and (iv) each Trust Agreement provides that the Securities

Trustees thereunder shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds therefor are legally and immediately available) will be guaranteed by the Company as and to the extent set forth under "Description of the Guarantees." If the Company does not make interest payments on any series of Junior Subordinated Notes, it is not expected that the related Trust will have sufficient funds to pay distributions on its Preferred Securities. Each Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the related Trust has sufficient funds legally and immediately available for the payment of such distributions.

     If the Company fails to make interest or other payments on any series of Junior Subordinated Notes when due (taking into account any extension period as described in the applicable Prospectus Supplement), the Trust Agreement provides a mechanism whereby the holders of the related Preferred Securities may appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes of such series, including proceeding directly against the Company to enforce such Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under any series of Junior Subordinated Notes, to the fullest extent permitted by applicable law, any holder of related Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such series of Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     If the Company fails to make payments under any Guarantee, such Guarantee provides a mechanism whereby the holders of the Preferred Securities to which such Guarantee relates may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

     Each Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by the Company of the payments due on the related series of Preferred Securities.

     Upon any voluntary or involuntary dissolution, winding-up or termination of any Trust, unless Junior Subordinated Notes of the related series are distributed in connection therewith, the holders of Preferred Securities of such Trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the related series of Junior Subordinated Notes, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Because the Company is guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the related Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Junior Subordinated Notes of the related series relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Notes of any series would constitute an Event of Default under the Subordinated Note Indenture with respect to the Junior Subordinated Notes of such series except that failure to make interest payments on the Junior Subordinated Notes of such series will not be an Event of Default during an extension period as described in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Company may sell the Senior Notes and the Junior Subordinated Notes and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will set forth the terms of the offering of such Senior Notes, Junior Subordinated Notes or Preferred Securities, including the name or names of any underwriters or agents, the purchase price of such Senior Notes, Junior Subordinated Notes or Preferred Securities and the proceeds to the Company or the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Senior Notes, Junior Subordinated Notes or Preferred Securities may be listed.

     If underwriters participate in the sale, such Senior Notes, Junior Subordinated Notes or Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Senior Notes, Junior Subordinated Notes or Preferred Securities, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with the Company and/or the applicable Trust to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     Each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Senior Notes, Junior Subordinated Notes or Preferred Securities are sold for public offering and sale may make a market in such Senior Notes, Junior Subordinated Notes or Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Senior Notes, Junior Subordinated Notes or Preferred Securities may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Company and the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trusts. The validity of the Senior Notes, the Junior Subordinated Notes, the Guarantees and certain matters relating thereto will be passed upon on behalf of the Company by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

     The financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. With respect to the Company's unaudited interim financial information for the quarters ended March 31, 1997 and 1996, June 30, 1997 and 1996, and September 30, 1997 and 1996, included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, respectively, and incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures employed. In addition, the accountants are not subject to the liability provisions of Section 11 of the 1933 Act for their reports on the unaudited interim financial information because these reports are not "reports" or "parts" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of said Act.

     Statements as to matters of law and legal conclusions in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, relating to titles to property of the Company under "Item 2 -- Properties -- Titles to Property", and relating to the Company under "Item 1 -- Business -- Regulation", "Item 1 -- Business -- Rate Matters" and "Item 1 -- Business -- Competition", have been reviewed by Troutman Sanders LLP, general counsel for the Company, and such statements are made upon the authority of such firm as experts.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Company are as follows:

                                                                             EACH
                                                              INITIAL     ADDITIONAL
                                                                SALE         SALE
                                                              --------    ----------
*Filing Fees -- Securities and Exchange
  Commission -- registration statement......................  $295,000     $     --
Charges of trustees (including counsel).....................     9,500        9,500
*Listing fees of New York Stock Exchange....................   170,300           --
Printing and preparation of registration statement,
  prospectus, etc...........................................    40,000       15,000
Rating fees --
  Moody's Investors Service, Inc............................    45,000       45,000
  Standard & Poor's Corporation.............................    52,000       35,000
  Duff and Phelps, Inc......................................    40,000       40,000
Services of Southern Company Services, Inc..................    30,000       15,000
Fees and expenses of counsel................................    40,000       25,000
Blue sky fees and expenses..................................     3,500        3,500
Fees of accountants, Arthur Andersen LLP....................    42,000       25,000
Miscellaneous, including telephone charges and traveling
  expenses..................................................    12,200        7,000
                                                              --------     --------
          Total.............................................  $770,000     $220,000
                                                              ========     ========

---------------

 * The Prospectus Supplement will reflect actual filing and listing fees based upon the amount of the related offering.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The applicable statutes of the State of Georgia provide that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director of the corporation or who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in his or her official capacity, that such conduct was in the best interest of the corporation, in all other cases, that such conduct was at least not opposed to the best interest of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct or in connection with any proceeding in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. In addition, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Also, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and, if he or she is not a director, to such further extent as may be provided by the articles of incorporation, the by-laws, a resolution of the board of directors or contract, except for liability arising out of conduct that constitutes: appropriation, in violation of his or her duties, or any business opportunity of the corporation; acts or omissions which involve intentional misconduct or a knowing violation of law; unlawful distributions; or receipt of an improper personal benefit, and a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.

     Section 41 of the By-laws of the Company provides in pertinent part as follows:

          Each person who is or was a director or officer of the Company or is or was an employee of the Company holding one or more positions of management through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was an employee of the Company holding one or more Management Positions, or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Company as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

          Expenses (including attorneys' fees) incurred by a director or officer of the Company or employee of the Company holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Company prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Company under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Company.

          The Company may purchase and maintain insurance at the expense of the Company on behalf of any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability or expense under this Section or otherwise.

          Without limiting the generality of the foregoing provisions of this Section, no present or future director or officer of the Company, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statute or municipal ordinance regulating the Company, its parent or its subsidiaries by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

          The foregoing rights shall not be exclusive of any other rights to which any such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.

     The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER
-------
 1.1      --   Form of Underwriting Agreement relating to Senior Notes.*
 1.2      --   Form of Underwriting Agreement relating to Junior
                 Subordinated Notes.*
 1.3      --   Form of Underwriting Agreement relating to Preferred
                 Securities.*
 4.1      --   Form of Senior Note Indenture between Georgia Power Company and The Chase Manhattan Bank, as Trustee.
 4.2      --   Form of Supplemental Indenture to Senior Note Indenture to
                 be used in connection with the issuance of Senior Notes.*
 4.3      --   Subordinated Note Indenture between Georgia Power Company
                 and The Chase Manhattan Bank, as Trustee (Designated in
                 the Company's Current Report on Form 8-K dated August 21,
                 1996 as Exhibit 4.1).
 4.4      --   Form of Supplemental Indenture to Subordinated Note
                 Indenture to be used in connection with the issuance of
                 Junior Subordinated Notes (Designated in Registration No.
                 333-06037 as Exhibit 4.2).
 4.5-A    --   Certificate of Trust of Georgia Power Capital Trust IV.
 4.5-B    --   Certificate of Trust of Georgia Power Capital Trust V.
 4.5-C    --   Certificate of Trust of Georgia Power Capital Trust VI.
 4.6-A    --   Trust Agreement of Georgia Power Capital Trust IV.
 4.6-B    --   Trust Agreement of Georgia Power Capital Trust V.
 4.6-C    --   Trust Agreement of Georgia Power Capital Trust VI.
 4.7-A    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust IV.
 4.7-B    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust V.
 4.7-C    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust VI.
 4.8-A    --   Form of Preferred Security of Georgia Power Capital Trust IV
                 (included in Exhibit 4.7-A above).
 4.8-B    --   Form of Preferred Security of Georgia Power Capital Trust V
                 (included in Exhibit 4.7-B above).
 4.8-C    --   Form of Preferred Security of Georgia Power Capital Trust VI
                 (included in Exhibit 4.7-C above).
 4.9      --   Form of Senior Note (included in Exhibit 4.2 above).
 4.10     --   Form of Junior Subordinated Note (included in Exhibit 4.4
                 above).
 4.11-A   --   Form of Guarantee relating to Georgia Power Capital Trust
                 IV.
 4.11-B   --   Form of Guarantee relating to Georgia Power Capital Trust V.
 4.11-C   --   Form of Guarantee relating to Georgia Power Capital Trust
                 VI.
 4.12-A   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust IV (included in Exhibit 4.7-A
                 above).
 4.12-B   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust V (included in Exhibit 4.7-B
                 above).
 4.12-C   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust VI (included in Exhibit 4.7-C
                 above).
 5.1      --   Opinion of Troutman Sanders LLP.
 5.2-A    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust IV.
 5.2-B    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust V.
 5.2-C    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust VI.
 8.1      --   Tax Opinion of Troutman Sanders LLP.
12.1      --   Computation of ratio of earnings to fixed charges.

EXHIBIT
NUMBER
-------
12.2      --   Computation of ratio of earnings to fixed charges plus
                 preferred dividend requirements (pre-income tax basis).
15.1      --   Letter re unaudited interim financial information.
23.1      --   Consent of Arthur Andersen LLP.
23.2      --   Consent of Troutman Sanders LLP (included in Exhibit 5.1
                 above).
23.3      --   Consent of Troutman Sanders LLP (included in Exhibit 8.1
                 above).
23.4      --   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibits 5.2-A, 5.2-B and 5.2-C above).
24.1      --   Powers of Attorney and Resolution.
25.1      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Note
                 Indenture Trustee.
25.2      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated
                 Note Indenture Trustee (Designated in Registration No.
                 333-28189 as Exhibit 25.1).
25.3      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property
                 Trustee, relating to Georgia Power Capital Trust IV.
25.4      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee
                 Trustee, relating to Georgia Power Capital Trust IV.
25.5      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property
                 Trustee, relating to Georgia Power Capital Trust V.
25.6      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee
                 Trustee, relating to Georgia Power Capital Trust V.
25.7      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property
                 Trustee, relating to Georgia Power Capital Trust VI.
25.8      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee
                 Trustee, relating to Georgia Power Capital Trust VI.

     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
---------------

 * To be subsequently filed or incorporated by reference.

ITEM 17.  UNDERTAKINGS.

     (a) Undertaking related to Rule 415 offering:

          The undersigned registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking related to acceleration of effectiveness:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 8TH DAY OF JANUARY, 1998.

                                          GEORGIA POWER COMPANY

                                          By: H. ALLEN FRANKLIN,
                                              President and Chief Executive
                                              Officer

                                          By: WAYNE BOSTON,
                                              Attorney-in-fact

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER CAPITAL TRUST IV CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 8TH DAY OF JANUARY, 1998.

                                          GEORGIA POWER CAPITAL TRUST IV

                                          By: GEORGIA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER CAPITAL TRUST V CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 8TH DAY OF JANUARY, 1998.

                                          GEORGIA POWER CAPITAL TRUST V

                                          By: GEORGIA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER CAPITAL TRUST VI CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 8TH DAY OF JANUARY, 1998.

                                          GEORGIA POWER CAPITAL TRUST VI

                                          By: GEORGIA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTORS AND OFFICERS OF GEORGIA POWER COMPANY IN THE CAPACITIES AND ON THE DATE INDICATED.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                  H. ALLEN FRANKLIN                    President, Chief Executive
                                                         Officer and Director
                                                         (Principal Executive
                                                         Officer)

                   WARREN Y. JOBE                      Executive Vice President,
                                                         Treasurer and Chief
                                                         Financial Officer and
                                                         Director (Principal
                                                         Financial Officer)

                  CLIFF S. THRASHER                    Vice President and Comptroller
                                                         (Principal Accounting
                                                         Officer)
                   DANIEL P. AMOS
                 JUANITA P. BARANCO
              WILLIAM A. FICKLING, JR.
                  L. G. HARDMAN III
                JAMES R. LIENTZ, JR.
                G. JOSEPH PRENDERGAST                  Directors
                  HERMAN J. RUSSELL
                WILLIAM JERRY VEREEN
                      CARL WARE
                 THOMAS R. WILLIAMS

            BY              WAYNE BOSTON                                               January 8, 1998
          (WAYNE BOSTON, ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
-------
 1.1      --   Form of Underwriting Agreement relating to Senior Notes.*
 1.2      --   Form of Underwriting Agreement relating to Junior
                 Subordinated Notes.*
 1.3      --   Form of Underwriting Agreement relating to Preferred
                 Securities.*
 4.1      --   Form of Senior Note Indenture between Georgia Power Company and The Chase Manhattan Bank, as Trustee.
 4.2      --   Form of Supplemental Indenture to Senior Note Indenture to
                 be used in connection with the issuance of Senior Notes.*
 4.3      --   Subordinated Note Indenture between Georgia Power Company
                 and The Chase Manhattan Bank, as Trustee (Designated in the Company's Current Report on Form 8-K dated August 21, 1996 as Exhibit 4.1).
 4.4      --   Form of Supplemental Indenture to Subordinated Note
                 Indenture to be used in connection with the issuance of Junior Subordinated Notes (Designated in Registration No. 333-06037 as Exhibit 4.2).
 4.5-A    --   Certificate of Trust of Georgia Power Capital Trust IV.
 4.5-B    --   Certificate of Trust of Georgia Power Capital Trust V.
 4.5-C    --   Certificate of Trust of Georgia Power Capital Trust VI.
 4.6-A    --   Trust Agreement of Georgia Power Capital Trust IV.
 4.6-B    --   Trust Agreement of Georgia Power Capital Trust V.
 4.6-C    --   Trust Agreement of Georgia Power Capital Trust VI.
 4.7-A    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust IV.
 4.7-B    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust V.
 4.7-C    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust VI.
 4.8-A    --   Form of Preferred Security of Georgia Power Capital Trust IV
                 (included in Exhibit 4.7-A above).
 4.8-B    --   Form of Preferred Security of Georgia Power Capital Trust V
                 (included in Exhibit 4.7-B above).
 4.8-C    --   Form of Preferred Security of Georgia Power Capital Trust VI
                 (included in Exhibit 4.7-C above).
 4.9      --   Form of Senior Note (included in Exhibit 4.2 above).
 4.10     --   Form of Junior Subordinated Note (included in Exhibit 4.4
                 above).
 4.11-A   --   Form of Guarantee relating to Georgia Power Capital Trust
                 IV.
 4.11-B   --   Form of Guarantee relating to Georgia Power Capital Trust V.
 4.11-C   --   Form of Guarantee relating to Georgia Power Capital Trust
                 VI.
 4.12-A   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust IV (included in Exhibit 4.7-A
                 above).
 4.12-B   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust V (included in Exhibit 4.7-B
                 above).
 4.12-C   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust VI (included in Exhibit 4.7-C
                 above).
 5.1      --   Opinion of Troutman Sanders LLP.
 5.2-A    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust IV.
 5.2-B    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust V.
 5.2-C    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust VI.
 8.1      --   Tax Opinion of Troutman Sanders LLP.
12.1      --   Computation of ratio of earnings to fixed charges.
12.2      --   Computation of ratio of earnings to fixed charges plus
                 preferred dividend requirements (pre-income tax basis).
15.1      --   Letter re unaudited interim financial information.
23.1      --   Consent of Arthur Andersen LLP.
23.2      --   Consent of Troutman Sanders LLP (included in Exhibit 5.1
                 above).
23.3      --   Consent of Troutman Sanders LLP (included in Exhibit 8.1
                 above).
23.4      --   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibits 5.2-A, 5.2-B and 5.2-C above).
24.1      --   Powers of Attorney and Resolution.
25.1      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Note Indenture Trustee.
25.2      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated
                 Note Indenture Trustee (Designated in Registration No. 333-28189 as Exhibit 25.1).
25.3      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee, relating to Georgia Power Capital Trust IV.
25.4      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee, relating to Georgia Power Capital Trust IV.
25.5      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee, relating to Georgia Power Capital Trust V.
25.6      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee, relating to Georgia Power Capital Trust V.
25.7      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee, relating to Georgia Power Capital Trust VI.
25.8      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee, relating to Georgia Power Capital Trust VI.

     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
---------------

 * To be subsequently filed or incorporated by reference.